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Exhibit 10.10

COLLABORATION AGREEMENT

by and between

THERAVANCE, INC.

and

GLAXO GROUP LIMITED

Dated: November 14, 2002

TABLE OF CONTENTS

ARTICLE 1 DEFINITIONS			1
ARTICLE 2 RIGHTS AND OBLIGATIONS			9
2.1	License Grants from Theravance to GSK		9
	2.1.1	Development License	9
	2.1.2	Commercialization License	9
	2.1.3	Manufacturing License	9
2.2	Sublicensing and Subcontracting		9
2.3	Trademarks and Housemarks		10
	2.3.1	Trademarks	10
	2.3.2	Housemarks	10
	2.3.3	Ownership of Inventions	10
ARTICLE 3 GOVERNANCE OF DEVELOPMENT AND COMMERCIALIZATION OF PRODUCTS			10
3.1	Joint Steering Committee		10
	3.1.1	Purpose	10
	3.1.2	Members; Officers	10
	3.1.3	Responsibilities	11
	3.1.4	Meetings	11
	3.1.5	Decision-Making	11
3.2	Joint Project Committee		12
	3.2.1	Purpose	12
	3.2.2	Members; Officers	12
	3.2.3	Responsibilities	12
	3.2.4	Meetings	13
	3.2.5	Decision-Making	13
3.3	Minutes of Committee Meetings		13
	3.3.1	Distribution of Minutes	13
	3.3.2	Review of Minutes	14
	3.3.3	Discussion of Comments	14
3.4	Expenses		14
3.5	General Guidelines and Initial Coordination Efforts		14
ARTICLE 4 DEVELOPMENT OF PRODUCTS			14
4.1	Pooling of Compounds		14
4.2	Obligations for Development		15
	4.2.1	General; GSK	15
	4.2.2	GSK's Funding Responsibility	15
	4.2.3	Decisions with Respect to Products	15
	4.2.4	Development Timelines	16
4.3	Replacement Compounds		16
4.4	Transfer of Data		16
4.5	LABA Activity Inside and Outside of the Collaboration		16
ARTICLE 5 COMMERCIALIZATION			17
5.1	Global Marketing Plans		17
	5.1.1	General	17
	5.1.2	Contents of Each Marketing Plan	17
5.2	Obligations for Commercialization		17
5.3	Commercialization		18
	5.3.1	GSK Responsibility	18

i

	5.3.2	Semi-Annual Reports	18
	5.3.3	Exports to the United States	18
ARTICLE 6 FINANCIAL PROVISIONS			18
6.1	Signing Payment; Equity Investment; One-Time Fee		18
	6.1.1	Signing Payment	18
	6.1.2	Stock Purchase	18
	6.1.3	One-Time Fee for [*]	18
	6.1.4	One-Time Fee for Each Theravance New Compound	19
6.2	Milestone Payments		19
	6.2.1	General	19
	6.2.2	GSK to Theravance	20
	6.2.3	Theravance to GSK	21
	6.2.4	Notification and Payment	21
6.3	Payment of Royalties on Net Sales		21
	6.3.1	Royalty on Single-Agent Collaboration Products and LABA/ICS Combination Products	21
	6.3.2	Royalty Adjustment	22
	6.3.3	Royalties on Other Collaboration Products Launched After the LABA/ICS Combination Product	22
6.4	Royalty Responsibilities; Net Sales Reports		22
	6.4.1	Payments to Third Parties	22
	6.4.2	Net Sales Report	22
6.5	GAAP		23
6.6	Currencies		23
6.7	Manner of Payments		23
6.8	Interest on Late Payments		23
6.9	Tax Withholding		23
6.10	Financial Records; Audits		24
ARTICLE 7 PROMOTIONAL MATERIALS AND SAMPLES			24
7.1	Promotional Materials		24
	7.1.1	Review of Core Promotional Materials	24
	7.1.2	Markings of Promotional Materials	25
7.2	Samples		25
7.3	Statements Consistent with Labeling		25
7.4	Implications of Change in Control in Theravance		25
ARTICLE 8 REGULATORY MATTERS			25
8.1	Governmental Authorities		25
8.2	Filings		25
8.3	Exchange of Drug Safety Information		25
8.4	Recalls or Other Corrective Action		25
8.5	Events Affecting Integrity or Reputation		26
ARTICLE 9 ORDERS; SUPPLY AND RETURNS			26
9.1	Orders and Terms of Sale		26
9.2	Supply of API Compound and Formulated Collaboration Product for Development		26
	9.2.1	Supply of API Compound for Development	26
	9.2.2	Supply of Formulated Collaboration Products for Development	26
9.3	Supply of API Compound for Commercial Requirements		27
9.4	Supply of Collaboration Products for Commercialization		27
9.5	Inventories		27
ARTICLE 10 CONFIDENTIAL INFORMATION			27
10.1	Confidential Information		27

10.2	Permitted Disclosure and Use		27
10.3	Publications		28
10.4	Public Announcements		28
10.5	Confidentiality of This Agreement		28
10.6	Termination of Prior Confidentiality Agreements		28
10.7	Survival		28
ARTICLE 11 REPRESENTATIONS AND WARRANTIES; COVENANTS			29
11.1	Mutual Representations and Warranties		29
11.2	Additional GSK Representations and Warranties		30
11.3	Additional Theravance Representations and Warranties		30
11.4	Covenants		30
11.5	Disclaimer of Warranty		31
ARTICLE 12 INDEMNIFICATION			31
12.1	Indemnification by GSK		31
12.2	Indemnification by Theravance		31
12.3	Procedure for Indemnification		31
	12.3.1	Notice	31
	12.3.2	Defense of Claim	31
12.4	Assumption of Defense		32
12.5	Insurance		32
ARTICLE 13 PATENTS			33
13.1	Prosecution and Maintenance of Patents		33
	13.1.1	Prosecution and Maintenance of Theravance Patents	33
	13.1.2	Prosecution and Maintenance of Patents Covering Joint Inventions	33
	13.1.3	Prosecution and Maintenance of GSK Patents	35
	13.1.4	GSK Step-In Rights	35
	13.1.5	Theravance Step-In Rights	35
	13.1.6	Execution of Documents by Agents	35
	13.1.7	Patent Term Extensions	35
13.2	Patent Infringement		36
	13.2.1	Infringement Claims	36
	13.2.2	Infringement of Theravance Patents	36
	13.2.3	Infringement of GSK Patents	36
13.3	Notice of Certification		36
	13.3.1	Notice	36
	13.3.2	Option	36
	13.3.3	Name of Party	36
13.4	Assistance		37
13.5	Settlement		37
ARTICLE 14 TERM AND TERMINATION			37
14.1	Term and Expiration of Term		37
14.2	Termination for Material Breach		37
14.3	GSK Right to Terminate Development of a Collaboration Product		37
14.4	GSK Right to Terminate Commercialization of a Collaboration Product Following First Commercial Sale		38
14.5	Termination of the Agreement Due to Discontinuation of Development of All Collaboration Products and All Pooled Compounds		38
14.6	Effects of Termination		38
	14.6.1	Effect of Termination for Material Breach	38
	14.6.2	Effect of Termination by GSK of Certain Terminated Development Collaboration Product(s)	39

	14.6.3	Effect of Termination by GSK of a Terminated Commercialized Collaboration Product	40
	14.6.4	Effect of Termination of the Agreement Due to Discontinuation of Development Prior to First Commercial Sale of All Collaboration Products and All Pooled Compounds	41
14.7	License Rights		42
14.8	Milestone Payments		42
14.9	Subsequent Royalties		42
14.10	Accrued Rights; Surviving Obligations		42
ARTICLE 15 LIMITATIONS RELATING TO THERAVANCE EQUITY SECURITIES			43
15.1	Purchases of Equity Securities		43
15.2	Exceptions for Purchasing Securities of Theravance		43
15.3	Voting		44
15.4	Theravance Voting Securities Transfer Restrictions		45
15.5	Termination of Purchase Restrictions		45
ARTICLE 16 MISCELLANEOUS			45
16.1	Relationship of the Parties		45
16.2	Registration and Filing of This Agreement		46
16.3	Force Majeure		46
16.4	Governing Law		46
16.5	Attorneys' Fees and Related Costs		46
16.6	Assignment		46
16.7	Notices		47
16.8	Severability		47
16.9	Headings		47
16.10	Waiver		47
16.11	Entire Agreement		48
16.12	No License		48
16.13	Third Party Beneficiaries		48
16.14	Counterparts		48
16.15	Single Closing Condition		48
Schedules
1.19	Criteria for Theravance New Compounds and Replacement Compounds
6.1.2	Preferred Stock Purchase Agreement

COLLABORATION AGREEMENT

        This COLLABORATION AGREEMENT ("Agreement") dated November 14, 2002, is made by and between THERAVANCE, INC., a Delaware corporation, and having its principal office at 901 Gateway Boulevard, South San Francisco, California 94080 ("Theravance"), and GLAXO GROUP LIMITED, a United Kingdom corporation, and having its principal office at Glaxo Wellcome House, Berkeley Avenue, Greenford, Middlesex, UB6 0NN, United Kingdom ("GSK"). Theravance and GSK may be referred to as a "Party" or together, the "Parties".

RECITALS

        WHEREAS, Theravance is currently developing Long-Acting â2 Adrenoceptor Agonists such as but not limited to TD-3327 and AMI-15471 for the treatment and/or prophylaxis of asthma and other respiratory diseases;

        WHEREAS, GSK is also currently developing Long-Acting â2 Adrenoceptor Agonists such as but not limited to [*], as well as other anti-inflammatory compounds, for the treatment and/or prophylaxis of respiratory disease;

        WHEREAS, GSK and Theravance desire to pool certain of their respective development compounds on an exclusive, worldwide basis to commercialize at least one Long-Acting â2 Adrenoceptor Agonist that can be used as a single agent and/or in combination with a Long-Acting Inhaled Corticosteroid and potentially other compounds for treatment and/or prophylaxis of respiratory disease;

        WHEREAS, GSK and Theravance are willing to undertake research and development activities and investment and to coordinate such activities and investment as provided by this Agreement with respect to the Collaboration Products; and

        WHEREAS, GSK and Theravance believe that a collaboration pursuant to this Agreement for the development and commercialization of Collaboration Products would be desirable and compatible with their respective business objectives.

        NOW, THEREFORE, in consideration of the foregoing premises and the representations, covenants and agreements contained herein, Theravance and GSK, intending to be legally bound, hereby agree as follows:

ARTICLE 1
DEFINITIONS

        For purposes of this Agreement, the following initially capitalized terms, whether used in the singular or plural, shall have the following meanings:

        1.1   "AMI-15471" means the Long-Acting b2 Adrenoceptor Agonist designated as such by Theravance and all pharmaceutically acceptable salts and solvates thereof.

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

        1.2    "Adverse Drug Experience" means any of: an "adverse drug experience," a "life-threatening adverse drug experience," a "serious adverse drug experience," or an "unexpected adverse drug experience," as those terms are defined at either 21 C.F.R.(S)312.32 or 21 C.F.R.(S)314.80.

        1.3    "Affiliate" of a Party means any Person, whether de jure or de facto, which directly or indirectly controls, is controlled by, or is under common control with such Person for so long as such control exists, where "control" means the decision-making authority as to such Person and, further, where such control shall be presumed to exist where a Person owns more than fifty percent (50%) of the equity (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) having the power to vote on or direct the affairs of the entity.

        1.4    "API Compound" means bulk quantities of active pharmaceutical ingredient compound prior to the commencement of secondary manufacturing resulting in a Collaboration Product.

        1.5    "Breaching Party" shall have the meaning set forth in Section 14.2.

        1.6    "Business Day" means any day on which banking institutions in both New York City, New York, United States and London, England are open for business.

        1.7    "Calendar Month" means for each Calendar Year, each of the one-month periods.

        1.8    "Calendar Quarter" means for each Calendar Year, each of the three month periods ending March 31, June 30, September 30 and December 31; provided, however, that the first calendar quarter for the first Calendar Year shall extend from the Effective Date to the end of the first complete calendar quarter thereafter.

        1.9    "Calendar Year" means, for the first calendar year, the period commencing on the Effective Date and ending on December 31 of the calendar year during which the Effective Date occurs, and each successive period beginning on January 1 and ending twelve (12) consecutive calendar months later on December 31.

        1.10    "Change in Control" means, with respect to a Party, any transaction or series of related transactions following which continuing stockholders of such Party hold less than 50% of the outstanding voting securities of either such Party or the entity surviving such transaction.

        1.11    "Claim" means all charges, complaints, actions, suits, proceedings, hearings, investigations, claims and demands.

        1.12    "Collaboration Product" means any of the Long-Acting â2 Adrenoceptor Agonists identified in Section 4.1 as Pooled Compounds (including any Theravance New Compounds and Replacement Compounds, as applicable) which may become Developed and Commercialized subject to and in accordance with the terms of this Agreement, which such Collaboration Product can be used as a single agent and/or in combination with other therapeutically active components, including but not limited to a Long-Acting Inhaled Corticosteroid, for the treatment and prophylaxis of respiratory diseases. The term "Collaboration Product" shall also include any [*] to prepare and deliver a pharmaceutically effective dose of the Pooled Compound and any other therapeutically active component together with any delivery device.

        1.13    "Commercial Conflict" means a situation where Theravance determines that GSK's decision related to [*] of a [*] is likely to result in a [*], and that such decision is not based on the [*] of the [*] but primarily on [*] whereby GSK is likely to achieve [*].

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

        1.14    "Commercial Failure" means failure of [*] for reasons other than [*], based on the determination that such product will result in a [*] that is materially worse than the [*]. The [*] of a [*] will be based on [*] from such product not taking into account the [*].

        1.15    "Commercialization" means any and all activities directed to marketing, promoting, distributing, offering for sale and selling a Collaboration Product, importing a Collaboration Product (to the extent applicable) and conducting Phase IV Studies. When used as a verb, "Commercialize" means to engage in Commercialization.

        1.16    "Competing Product" means a product that [*].

        1.17    "Confidential Information" means all secret, confidential or proprietary information, data or Know-How (including GSK Know-How and Theravance Know-How) whether provided in written, oral, graphic, video, computer or other form, provided by one Party (the "Disclosing Party") to the other Party (the "Receiving Party") pursuant to this Agreement or generated pursuant to this Agreement, including but not limited to, information relating to the Disclosing Party's existing or proposed research, development efforts, patent applications, business or products, the terms of this Agreement and any other materials that have not been made available by the Disclosing Party to the general public. Confidential Information shall not include any information or materials that the Receiving Party can document with competent written proof:

          1.17.1    were already known to the Receiving Party (other than under an obligation of confidentiality), at the time of disclosure by the Disclosing Party;

          1.17.2    were generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party;

          1.17.3    became generally available to the public or otherwise part of the public domain after its disclosure or development, as the case may be, and other than through any act or omission of a Party in breach of such Party's confidentiality obligations under this Agreement;

          1.17.4    were disclosed to a Party, other than under an obligation of confidentiality, by a Third Party who had no obligation to the Disclosing Party not to disclose such information to others; or

          1.17.5    were independently discovered or developed by or on behalf of the Receiving Party without the use of the Confidential Information belonging to the other Party.

        1.18    "Country" means any generally recognized sovereign entity.

        1.19    "Criteria" means the requirements set forth in Schedule 1.19 that the Replacement Compounds and Theravance New Compounds must meet to become a Pooled Compound. These requirements may be amended after the Effective Date by written agreement of the Parties (such agreement not to be unreasonably withheld by either Party) to take account of any newly established data or knowledge that has or have arisen since the Effective Date that affect or is likely to affect same.

        1.20    "Designated Foreign Filing" shall have the meaning set forth in Section 13.1.2(b).

        1.21    "Development" or "Develop" means preclinical and clinical drug development activities, including, among other things: test method development and stability testing, toxicology, formulation, process development, manufacturing scale-up, development-stage manufacturing, current Good Manufacturing Practices audits, current Good Clinical Practices audits, current Good Laboratory Practices audits, analytical method validation, manufacturing process validation, cleaning validation, scale-up and post approval changes, quality assurance/quality control development, statistical analysis and report writing, preclinical and clinical studies, regulatory filing submission and approval, and regulatory affairs related to the foregoing. When used as a verb, "Develop" means to engage in Development.

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

        1.22    "Development Expenses" means the cost of all studies or activities performed by or on behalf of GSK or any of its Affiliates pursuant to this Agreement.

        1.23    "Development Milestone" shall have the meaning set forth in Section 6.2.1.

        1.24    "Development Plan" means the outline plan for each Collaboration Product designed to achieve the Development for such Collaboration Product, including, without limitation, the nature, number and schedule of Development activities as well as the estimated resources necessary to implement such activities as such may be amended in accordance with the terms of this Agreement.

        1.25    "Diligent Efforts" means the carrying out of [*], based on [*], with the objective of [*]. Diligent Efforts requires that: (i) each Party [*], (ii) each Party [*], and (iii) each Party [*].

        1.26    "Disclosing Party" shall have the meaning set forth in Section 1.17.

        1.27    "Effective Date" means the first business day following the date on which the last of the conditions contained in Section 16.15 of this Agreement has been satisfied.

        1.28    "Exchange Act" shall have the meaning set forth in Section 15.1.1.

        1.29    "FDA" means the United States Food and Drug Administration and any successor agency thereto.

        1.30    "Field" means [*].

        1.31    "First Commercial Sale" means the first shipment of commercial quantities of any Collaboration Product sold to a Third Party by a Party or its sublicensees in any Country after receipt of Marketing Authorization Approval for such Collaboration Product in such Country. Sales for test marketing, sampling and promotional uses, clinical trial purposes or compassionate or similar uses shall not be considered to constitute a First Commercial Sale.

        1.32    "Force Majeure Event" shall have the meaning set forth in Section 16.3.

        1.33    "Governmental Authority" means any court, tribunal, arbitrator, agency, legislative body, commission, official or other instrumentality of (i) any government of any Country, (ii) a federal, state, province, county, city or other political subdivision thereof or (iii) any supranational body, including without limitation the European Agency for the Evaluation of Medicinal Products.

        1.34    "GSK Compound" means a GSK Initially Pooled Compound, any Replacement Compound offered up to the collaboration by GSK or a GSK non-LABA Compound utilised by GSK for Development purposes in relation to combination product activity under this Agreement currently owned or subsequently discovered by GSK and/or its predecessors in title or in-licensed from a Third Party by GSK and/or its predecessors in title.

        1.35    "GSK Initially Pooled Compound" shall mean the chemical entities individually identified as [*] and all pharmaceutically acceptable [*] thereof.

        1.36    "GSK Invention" means an Invention that is invented by an employee or agent of GSK solely or jointly with a Third Party.

        1.37    "GSK Know-How" means all present and future information directly relating to the Collaboration Products, a GSK Compound or the GSK Inventions, including without limitation all data, records, and regulatory filings relating to Collaboration Products, that is required for Theravance to perform its obligations or exercise it rights under this Agreement, and which during the Term are in GSK's or any of its Affiliates' possession or control and are or become owned by, or otherwise may be licensed to (provided there is no restriction on GSK thereof), GSK. GSK Know-How does not include any GSK Patents.

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

        1.38    "GSK non-LABA Compound" means any other compound contributed to the collaboration by GSK pursuant to Section 4.2.1 for the purpose of developing a combination product.

        1.39    "GSK Patents" means all present and future patents and patent applications including United States provisional applications and any continuations, continuations-in-part, divisionals, registrations, confirmations, revalidations, reissues, Patent Cooperation Treaty applications, certificates of addition, utility models, design patents, petty patents as well as all other intellectual property related to the application or patent including extensions or restorations of terms thereof, pediatric use extensions, supplementary protection certificates or any other such right covering the Pooled Compounds, Collaboration Products, a GSK Compound or the GSK Inventions which are or become owned by GSK or GSK's Affiliates, or as to which GSK or GSK's Affiliates otherwise are or become licensed, now or in the future, where GSK has the right to grant the sublicense rights granted to Theravance under this Agreement, which such patent rights cover the making, having made, use, offer for sale, sale or importation of the Collaboration Products.

        1.40    "Hatch-Waxman Certification" shall have the meaning set forth in Section 13.3.

        1.41    "Hostile Tender Offer" shall have the meaning set forth in Section 15.2.6.

        1.42    "Indemnified Party" shall have the meaning set forth in Section 12.3.1.

        1.43    "Indemnifying Party" shall have the meaning set forth in Section 12.3.1.

        1.44    "Invention" means any discovery (whether patentable or not) invented during the Term as a result of research, Development or manufacturing activities and specifically related to a Pooled Compound or Collaboration Product hereunder.

        1.45    "Investigational Authorization" means, with respect to a Country, the regulatory authorization required to investigate a Collaboration Product in such Country as granted by the relevant Governmental Authority.

        1.46    "Joint Invention" means an Invention that is invented jointly by employees and/or agents of both Theravance and GSK hereunder and the patent rights in such Invention.

        1.47    "Joint Project Committee" shall have the meaning set forth in Section 3.2.

        1.48    "Joint Steering Committee" shall have the meaning set forth in Section 3.1.

        1.49    "LABA/ICS Combination Product" means a product that contains a Pooled Compound and a Long-Acting Inhaled Corticosteroid for the treatment and/or prophylaxis of respiratory diseases. A LABA/ICS Combination Product shall also be considered a Collaboration Product.

        1.50    "Laws" means all laws, statutes, rules, regulations (including, without limitation, current Good Manufacturing Practice Regulations as specified in 21 C.F.R. (S)(S) 210 and 211; Investigational New Drug Application regulations at 21 C.F.R. (S) 312; NDA regulations at 21 C.F.R. (S) 314, relevant provisions of the Federal Food, Drug and Cosmetic Act, and other laws and regulations enforced by the FDA), ordinances and other pronouncements having the binding effect of law of any Governmental Authority.

        1.51    "Litigation Condition" shall have the meaning set forth in Section 12.3.2.

        1.52    "Long-Acting â2 Adrenoceptor Agonist" or "LABA" means a chemical entity that (i) [*] and (ii) has significantly longer activity than [*].

        1.53    "Long-Acting Inhaled Corticosteroid" or "ICS" means a corticosteroid that has duration of action of [*].

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

        1.54    "Losses" means any and all damages (including all incidental, consequential, statutory an treble damages), awards, deficiencies, settlement amounts, defaults, assessments, fines, dues, penalties, costs, fees, liabilities, obligations, taxes, liens, losses, lost profits and expenses (including without limitation court costs, interest and reasonable fees of attorneys, accountants and other experts) incurred by or awarded to Third Parties and required to be paid to Third Parties with respect to a Claim by reason of any judgment, order, decree, stipulation or injunction, or any settlement entered into in accordance with the provisions of this Agreement, together with all documented out-of-pocket costs and expenses incurred in complying with any judgments, orders, decrees, stipulations and injunctions that arise from or relate to a Claim of a Third Party.

        1.55    "Major Market Country" means each of the [*].

        1.56    "Marketing Authorization" means, with respect to a Country, the regulatory authorization required to market and sell a Collaboration Product in such Country as granted by the relevant Governmental Authority.

        1.57    "Marketing Authorization Approval" shall mean approval by a Governmental Authority for sale of a Collaboration Product, including any applicable pricing, final labeling or reimbursement approvals.

        1.58    "Marketing Plan" means for each relevant Collaboration Product the global plan prepared by GSK identifying the core strategic, commercial and promotional claims and objectives for the specific Collaboration Product as reviewed and approved under Section 5.1.1.

        1.59    "NDA" means a new drug application or supplemental new drug application or any amendments thereto submitted to the FDA in the United States.

        1.60    "NDA Acceptance" shall mean the written notification by the FDA that the NDA has met all the criteria for filing acceptance pursuant to 21 C.F.R.(S)314.101.

        1.61    "Net Sales" means the [*], less the following to the extent [*]: (a) [*]; (b) [*], including [*]; and (c) [*]. Net Sales shall [*].

        1.62    "Net Sales Report" shall have the meaning set forth in Section 6.4.2.

        1.63    "Officers" shall have the meaning set forth in Section 3.1.5(b).

        1.64    "Other Combination Product" means any product developed pursuant to this Agreement for the treatment and/or prophylaxis of respiratory disease that contains a [*].

        1.65    "Patent Infringement Claim" shall have the meaning set forth in Section 13.2.1.

        1.66    "Patent Infringement Notice" shall have the meaning set forth in Section 13.2.2.

        1.67    "Person" means any natural person, corporation, general partnership, limited partnership, limited liability company, joint venture, proprietorship or other business organization.

        1.68    "Phase I Studies" means that portion of the Development Plan or Development relating to each Collaboration Product which provides for the first introduction into humans of such Collaboration Product including small scale clinical studies conducted in normal volunteers to obtain information on such Collaboration Product's safety, tolerability, pharmacological activity, pharmacokinetics, drug metabolism and mechanism of action, as well as early evidence of effectiveness, as more fully defined in 21 C.F.R. (S) 312.21(a).

        1.69    "Phase II Studies" means, subject to Section 6.2.2, that portion of the Development Plan or Development relating to each Collaboration Product which provides for well controlled clinical trials of such Collaboration Product in patients, including clinical studies conducted in patients with the condition, and designed to evaluate clinical efficacy and safety for such Collaboration Product for one or more indications, as well as to obtain an indication of the dosage regimen required, as more fully defined in 21 C.F.R. (S) 312.21(b).

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

        1.70    "Phase III Studies" means that portion of the Development Plan or Development relating to each Collaboration Product which provides for large scale, pivotal, clinical studies conducted in a sufficient number of patients and whose primary objective is to obtain a definitive evaluation of the therapeutic efficacy and safety of the Collaboration Product in patients for the particular indication in question that is needed to evaluate the overall risk-benefit profile of the Collaboration Product and to provide adequate basis for obtaining requisite regulatory approval(s) and product labeling, as more fully defined in 21 C.F.R. (S) 312.21(c).

        1.71    "Phase IV Studies" means a study for a Collaboration Product that is initiated after receipt of a Marketing Authorization for a Collaboration Product and is principally intended to support the marketing and Commercialization of such Collaboration Product, including without limitation investigator initiated trials, clinical experience trials and studies conducted to fulfill local commitments made as a condition of any Marketing Authorization.

        1.72    "Pooled Compounds" means (i) the four Long-Acting Beta-2 Adrenoceptor Agonists provided by GSK as of the Effective Date (identified as [*]), (ii) the two Long-Acting Beta-2 Adrenoceptor Agonists provided by Theravance as of the Effective Date (identified as TD-3327 and AMI-15471), (iii) the Theravance New Compounds provided by Theravance pursuant to Section 4.1, and any Replacement Compounds provided by Theravance or GSK.

        1.73    "Product Supplier" means any manufacturer, packager or processor of a Collaboration Product for development, marketing and sale.

        1.74    "Promotional Materials" means the core written, printed, video or graphic advertising, promotional, educational and communication materials (other than Collaboration Product labeling) for marketing, advertising and promotion of the Collaboration Products.

        1.75    "Receiving Party" shall have the meaning set forth in Section 1.17.

        1.76    "Replacement Compound" means a Long-Acting â2 Adrenoceptor Agonist that meets the Criteria and is provided by Theravance or GSK, as applicable, (and "GSK Replacement Compound" and "Theravance Replacement Compound" shall be interpreted accordingly) after the Effective Date to replace a Pooled Compound for which Development has been discontinued due to Technical Failure.

        1.77    "ROW" means Countries other than the Major Market Countries.

        1.78    "Samples" means Collaboration Product packaged and distributed as a complimentary trial for use by patients in the Territory.

        1.79    "SEC" shall have the meaning set forth in Section 15.1.2.

        1.80    "Selectively" means [*] (a) [*] as determined by [*], and (b) [*].

        1.81    "TD-3327" means the Long-Acting â2 Adrenoceptor Agonist so designated by Theravance and all pharmaceutically acceptable salts and solvates thereof contributed to the collaboration by Theravance.

        1.82    "Taxes" shall have the meaning set forth in Section 6.9.1.

        1.83    "Technical Failure" means [*], or [*], or [*], or [*], or [*].

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

        1.84    "Term" means, on a Country-by-Country and Collaboration Product-by-Collaboration Product basis, the period from [*], and (b) [*], unless this Agreement is terminated earlier in accordance with Article 14.

        1.85    "Terminated Collaboration Product" shall mean a Terminated Development Collaboration Product or a Terminated Commercialized Collaboration Product.

        1.86    "Terminated Commercialized Collaboration Product" shall have the meaning set forth in Section 14.4.

        1.87    "Terminated Development Collaboration Product" shall have the meaning set forth in Section 14.3.

        1.88    "Territory" means worldwide.

        1.89    "Theravance Compound" means TD-3327 and AMI-15471, (together the "Theravance Initially Pooled Compounds"), the two Theravance New Compounds and any Replacement Compound that is offered up to the collaboration by Theravance.

        1.90    "Theravance New Compound" means each of the two chemical entities meeting the Criteria and provided by Theravance to the collaboration as Pooled Compounds after the Effective Date pursuant to Section 4.1.

        1.91    "Housemark" means the name and logo of GSK or Theravance or any of their respective Affiliates as identified by one Party to the other from time to time.

        1.92    "Theravance Invention" means an Invention that is invented by an employee or agent of Theravance solely or jointly with a Third Party.

        1.93    "Theravance Know-How" means all present and future information directly relating to the Collaboration Products, a Theravance Compound or the Theravance Inventions that is required for GSK to perform its obligations or exercise its rights under this Agreement, and which during the Term are in Theravance's or any of its Affiliates' possession or control and are or become owned by, or otherwise may be licensed (provided there are no restrictions on Theravance thereof) by, Theravance. Theravance Know-How does not include any Theravance Patents.

        1.94    "Theravance Patents" means all present and future patents and patent applications including United States provisional applications and any continuations, continuations-in-part, divisionals, registrations, confirmations, revalidations, reissues, Patent Cooperation Treaty applications, certificates of addition, utility models, design patents, petty patents as well as all other intellectual property related to the application or patent including extensions or restorations of terms thereof, pediatric use extensions, supplementary protection certificates or any other such right covering the Pooled Compounds, the Collaboration Products, a Theravance Compound or the Theravance Inventions which are or become owned by Theravance or Theravance's Affiliates, or as to which Theravance or Theravance's Affiliates are or become licensed, now or in the future, with the right to grant the sublicense rights granted to GSK under this Agreement, which patent rights cover the making, having made, use, offer for sale, sale or importation of Collaboration Products.

        1.95    "Third Party" means a Person who is not a Party or an Affiliate of a Party.

        1.96    "Third Party Claim" shall have the meaning set forth in Section 12.3.1.

        1.97    "United States" means the United States, its territories and possessions.

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

        1.98    "Valid Claim" means any claim(s) pending in a patent application or in an unexpired patent which has not been held unenforceable, unpatentable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which has not has been admitted to be invalid or unenforceable through reissue or disclaimer. If in any country there should be two or more such decisions conflicting with respect to the validity of the same claim, the decision of the higher or highest tribunal shall thereafter control; however, should the tribunals be of equal rank, then the decision or decisions upholding the claim shall prevail when the decisions are equal in number, and the majority of decisions shall prevail when the conflicting decisions are unequal in number.

        1.99    "Withholding Party" shall have the meaning set forth in Section 6.9.1.

ARTICLE 2
RIGHTS AND OBLIGATIONS

        2.l    License Grants from Theravance to GSK.

          2.1.1    Development License.    Subject to the terms of this Agreement, including without limitation Section 2.2, Theravance grants to GSK, and GSK accepts, an exclusive (except as to Theravance and its Affiliates) license in the Field under the Theravance Patents, Theravance Know-How and Theravance's rights in the Joint Inventions to make, have made, use and Develop Collaboration Products for Commercialization in the Territory.

          2.1.2    Commercialization License.    Subject to the terms of this Agreement, including without limitation Section 2.2, Theravance hereby grants to GSK, and GSK accepts, an exclusive license in the Field under the Theravance Patents, Theravance Know-How and Theravance's rights in the Joint Inventions to make, have made use, sell, offer for sale and import Collaboration Products in the Territory.

          2.1.3    Manufacturing License.    Subject to the terms of this Agreement, including without limitation Section 2.2, Theravance grants to GSK an exclusive license in the Field under the Theravance Patents, Theravance Know-How and Theravance's rights in the Joint Inventions to make and have made API Compound or formulated Collaboration Product in the Territory.

        2.2    Sublicensing and Subcontracting.    GSK may sublicense or subcontract its rights to Develop, Manufacture or Commercialize the Collaboration Products in whole or in part to one or more of its Affiliates, provided that the rights sublicensed or subcontracted to such Affiliate shall automatically terminate upon a change of control of such Affiliate in connection with which such Affiliate ceases to be an Affiliate of GSK. GSK may also sublicense or subcontract any of GSK's rights to Develop or Manufacture the Collaboration Products, in whole or in part, to one or more Third Parties. In the event GSK wishes to sublicense or subcontract any of GSK's rights to Commercialize the Collaboration Products, in whole or in part, to one or more Third Parties, GSK shall obtain the prior written consent of Theravance, such consent not to be unreasonably withheld, provided always that no such restriction shall apply in respect of those countries of the Territory wherein GSK is or has been required under applicable local laws to appoint a Third Party as its distributor or marketing partner. GSK shall secure all appropriate covenants, obligations and rights from any such sublicensee or subcontractor granted by it under this Agreement, including, but not limited to, intellectual property rights and confidentiality obligations in any such agreement or other relationship, to ensure that such sublicensee can comply with all of GSK's covenants and obligations to Theravance under this Agreement. GSK's rights to sublicense, subcontract or otherwise transfer its rights granted under Section 2.1 are limited to those expressly set forth in this Section 2.2.

        2.3    Trademarks and Housemarks.

          2.3.1    Trademarks.    The Collaboration Products shall be Commercialized under trademarks (the "Trademarks") and trade dress selected by the Joint Project Committee and approved by the Joint Steering Committee. Prior to any such proposed Trademark(s) being submitted to the Joint Project Committee, GSK shall be responsible for undertaking their preliminary selection. GSK shall exclusively own all Trademarks, and shall be responsible for the procurement, filing and maintenance of trademark registrations for such Trademarks and all costs and expenses related thereto. GSK shall also exclusively own all trade dress and copyrights associated with the Collaboration Products. Nothing herein shall create any ownership rights of Theravance in and to the Trademarks or the copyrights and trade dress associated with the Collaboration Products.

          2.3.2    Housemarks.    Each Party acknowledges the goodwill and reputation that has been associated with the other Party's Housemarks over the years, and shall use such Housemarks in a manner that maintains and promotes such goodwill and reputation and is consistent with trademark guidelines. Each Party shall take all reasonable precautions and actions to protect the goodwill and reputation that has inured to the other Party's Housemarks, shall refrain from doing any act that is reasonably likely to impair the reputation of such Housemarks, and shall cooperate fully to protect such Housemarks.

          2.3.3    Ownership of Inventions.    Each Party shall promptly disclose to the other Party all Inventions made by it during the Term; provided that GSK will be allowed a reasonable time to file patent applications covering GSK Inventions prior to disclosing the GSK Invention to Theravance, and Theravance will be allowed a reasonable time to file patent applications covering Theravance Inventions prior to disclosing the Theravance Invention to GSK. Theravance shall own all Theravance Inventions and GSK shall own all GSK Inventions. All Joint Inventions shall be owned jointly by Theravance and GSK, and each Party hereby consents to the assignment or license or other disposition by the other Party of its joint interests in Joint Inventions without the need to seek the consent of the other Party to such assignment or license or other disposition; provided that any such assignment, license or other disposition shall at all times be subject to the grant of rights and accompanying conditions under Sections 2.1 and 2.2 and Article 14. The determination of inventorship for Inventions shall be made in accordance with applicable laws relating to inventorship set forth in the patent laws of the United States (Title 35, United States Code).

ARTICLE 3
GOVERNANCE OF DEVELOPMENT AND COMMERCIALIZATION OF PRODUCTS

        3.1    Joint Steering Committee.

          3.1.1    Purpose.    The purposes of the Joint Steering Committee shall be (i) to determine the overall strategy for this collaboration between the Parties and (ii) to coordinate the Parties' activities hereunder. The Parties intend that their respective organizations will work together and will use Diligent Efforts to assure success of the collaboration.

          3.1.2    Members; Officers.    Within thirty (30) days after the Effective Date, the Parties shall establish a joint steering committee (the "Joint Steering Committee"), which shall consist of four (4) members, two (2) of whom shall be designated by each of GSK and Theravance and shall have appropriate expertise, with at least one (1) member from each Party being at least at a vice president level or higher. Each of GSK and Theravance may replace any or all of its representatives on the Joint Steering Committee at any time upon written notice to the other Party. A Party may designate a substitute to temporarily attend and perform the functions of such Party's designee at any meeting of the Joint Steering Committee. GSK and Theravance each may, on advance written notice to the other Party, invite non-member representatives of such Party to attend meetings of the Joint Steering Committee. The Joint Steering Committee shall be chaired on an annual rotating basis by a representative of either Theravance or GSK, as applicable, on the Joint Steering Committee, with Theravance providing the first such chairperson. The chairperson shall appoint a secretary of the Joint Steering Committee, who shall be a representative of the other Party and who shall serve for the same annual term as such chairperson.

          3.1.3    Responsibilities.    The Joint Steering Committee shall perform the following functions:

            (a)   Manage and oversee the Development and Commercialization of the Collaboration Products pursuant to the terms of this Agreement;

            (b)   Review and approve the Development Plans and the Marketing Plans for Collaboration Products and any material amendments to the Development Plans and Marketing Plans;

            (c)   At each meeting of the Joint Steering Committee, review Net Sales for the year-to-date as available;

            (d)   Review and approve the progress of the Joint Project Committee;

            (e)   Review and approve the Trademarks selected under Section 2.3;

            (f)    Review and approve "go/no-go" decisions and other matters referred to the Joint Steering Committee, including, without limitation, the continued Development of a particular Collaboration Product or the inclusion of Replacement Compounds;

            (g)   Life cycle management of, and intellectual property protection for, the Collaboration Products;

            (h)   In accordance with the procedures established in Section 3.1.5, resolve disputes, disagreements and deadlocks unresolved by the Joint Project Committee; and

            (i)    Have such other responsibilities as may be assigned to the Joint Steering Committee pursuant to this Agreement or as may be mutually agreed upon by the Parties from time to time.

          3.1.4    Meetings.    The Joint Steering Committee shall meet in person at least once during every Calendar Year, and more frequently (i) as mutually agreed by the Parties or (ii) as required to resolve disputes, disagreements or deadlocks in the Joint Project Committee, on such dates, and at such places and times, as such Parties shall agree; provided that the Parties shall endeavor to have the first meeting of the Joint Steering Committee within thirty (30) days after the establishment of the Joint Steering Committee. The Joint Steering Committee shall arrange to meet in person or convene otherwise to assess and approve any Development Plans or Marketing Plans, if any, submitted to the Joint Steering Committee in each Calendar Year so that such plans will be reviewed and approved within thirty (30) days following submission to the Joint Steering Committee. To the extent any such Development Plans or Marketing Plans are not approved and need to be reformulated by the Joint Project Committee, such plans shall be reviewed by the Joint Steering Committee as soon as reasonably practicable after resubmission of same. Meetings of the Joint Steering Committee that are held in person shall alternate between offices of GSK and Theravance, or such other place as the Parties may agree. In addition to the annual face to face meetings the Joint Steering Committee may also be held by means of telecommunications or, video conferences as deemed appropriate by the Parties.

          3.1.5    Decision-Making.

            (a)   The Joint Steering Committee may make decisions with respect to any subject matter that is subject to the Joint Steering Committee's decision-making authority and functions as set forth in Section 3.1.3. Except as specified in Section 3.1.5(b), all decisions of the Joint Steering Committee shall be made by consensus, with the representatives from each Party presenting a unified position on behalf of such Party. The Joint Steering Committee shall use Diligent Efforts to resolve the matters within its roles and functions or otherwise referred to it.

            (b)   With respect to any issue, if the Joint Steering Committee cannot reach consensus within ten (10) Business Days after the matter has been brought to the Joint Steering Committee's attention, then such issue shall be referred to the Chief Executive Officer of Theravance and the Chairman of R&D of GSK (collectively, the "Officers") for resolution. The Parties accept that the use of the Officers for resolution of any unresolved issues will be on an exceptional basis. In the event that the use of the Officers occurs on more than two occasions in any consecutive twelve (12) month period and such disputes are not related to [*], then GSK will from then on retain the final vote within the Joint Steering Committee for all issues [*]. If the Officers are unable to reach consensus within thirty (30) days after the matter has been referred to them, the final decision on such disputed issue will reside with GSK; provided, however, that if the disputed issue involves [*], then the final decision will be made by [*].

        3.2    Joint Project Committee.

          3.2.1    Purpose.    The purposes of the Joint Project Committee shall be to manage the Parties' day-to-day activities hereunder.

          3.2.2    Members; Officers.    Within thirty (30) days after the Effective Date, the Parties shall establish a Project Committee (the "Joint Project Committee"), and GSK and Theravance shall designate an equal number of representatives, up to a maximum total of eight (8) members on such Joint Project Committee, with a maximum of four (4) from each Party. Each of GSK and Theravance may replace any or all of its representatives on the Joint Project Committee at any time upon written notice to the other Party. Such representatives shall include individuals who have the relevant experience and expertise for the next twelve months as included in the Development Plan for the Collaboration Products. A Party may designate a substitute to temporarily attend and perform the functions of such Party's designee at any meeting of the Joint Project Committee. GSK and Theravance each may, on advance written notice to the other Party, invite non-member representatives of such Party to attend meetings of the Joint Project Committee. The Joint Project Committee shall be chaired by a representative of GSK. The chairperson shall appoint a secretary of the Joint Project Committee, who shall be a representative of Theravance.

          3.2.3    Responsibilities.    The Joint Project Committee shall perform the following functions:

            (a)   Review the Development Plans as prepared by GSK;

            (b)   On an annual rolling basis beginning within six months of the Effective Date, update and amend any initial Development Plan and review the Development Plan for each Collaboration Product for the following Calendar Year so that it can immediately thereafter submit such proposed Development Plan to the Joint Steering Committee for review and approval;

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

            (c)   At each meeting of the Joint Project Committee, review the Development strategy for the Collaboration Products in the Territory;

            (d)   At each meeting of the Joint Project Committee, review and recommend to the Joint Steering Committee any material amendments or modifications to the Development Plans;

            (e)   Coordinate and monitor regulatory strategy and activities for the Collaboration Products in accordance with Article 8;

            (f)    Review and recommend to the Joint Steering Committee "go/no-go" decisions for the Development of Collaboration Products;

            (g)   Review the Marketing Plans where appropriate;

            (h)   Review and recommend to the Joint Steering Committee any material amendments or modifications to the Marketing Plans;

            (j)    Discuss the state of the markets for Collaboration Products and opportunities and issues concerning the Commercialization of the Collaboration Products, including consideration of marketing and promotional strategy, marketing research plans, labeling, Collaboration Product positioning and Collaboration Product profile issues;

            (k)   At each meeting of the Joint Project Committee, review the status of all Studies conducted on Collaboration Products and any results therefrom;

            (l)    At each meeting of the Joint Project Committee, review Net Sales for the year-to-date, as available; and

            (m)  Have such other responsibilities as may be assigned to the Joint Project Committee pursuant to this Agreement or as may be mutually agreed upon by the Parties through the Joint Steering Committee from time to time.

          3.2.4    Meetings.    The Joint Project Committee shall meet at least once during every Calendar Quarter, and more frequently as GSK and Theravance mutually agree on such dates, and at such places and times, as such Parties shall agree; provided that the Parties shall endeavor to have the first meeting of the Joint Project Committee as a face to face meeting within thirty (30) days after the establishment of the Joint Project Committee. Meetings of the Joint Project Committee that are held in person shall alternate between the offices of GSK and Theravance, or such other place as the Parties may agree and such face to face meetings shall occur no less than twice a year. The remaining meetings may be held by means of telecommunications or video conferences as deemed appropriate. Following Commercialization of a Collaboration Product in the first Major Market, the Joint Project Committee shall meet twice a year with only one annual face to face meeting required.

          3.2.5    Decision-Making.    The Joint Project Committee may make decisions with respect to any subject matter that is subject to the Joint Project Committee's decision-making authority and functions as set forth in Section 3.2.3. All decisions of the Joint Project Committee shall be made by consensus, with the representatives from each Party presenting a unified position on behalf of such Party. If the Joint Project Committee cannot reach consensus within ten (10) Business Days after it has first met and attempted to reach such consensus, the matter shall be referred on the eleventh (11th) Business Day to the Joint Steering Committee for resolution.

        3.3    Minutes of Committee Meetings.    Definitive minutes of all committee meetings shall be finalized no later than thirty (30) days after the meeting to which the minutes pertain as follows:

          3.3.1    Distribution of Minutes.    Within ten (10) days after a committee meeting, the secretary of such committee shall prepare and distribute to all members of such committee draft minutes of the meeting. Such minutes shall provide a list of any issues yet to be resolved, either within such committee or through the relevant resolution process.

          3.3.2    Review of Minutes.    The Party members of each committee shall have ten (10) days after receiving such draft minutes to collect comments thereon and provide them to the secretary of such committee.

          3.3.3    Discussion of Comments.    Upon the expiration of such second ten (10) day period, the Parties shall have an additional ten (10) days to discuss each other's comments and finalize the minutes. The secretary and chairperson(s) of such committee shall each sign and date the final minutes. The signature of such chairperson(s) and secretary upon the final minutes shall indicate each Party's assent to the minutes.

        3.4    Expenses.    Each Party shall be responsible for all travel and related costs and expenses for its members and other representatives to attend meetings of, and otherwise participate on, a committee.

        3.5    General Guidelines and Initial Coordination Efforts.    In all matters related to the collaboration established by this Agreement, the Parties shall strive to balance as best they can the legitimate interests and concerns of the Parties and to realize the economic potential of Collaboration Products. In all matters relating to this Agreement, the Parties shall seek to comply with good pharmaceutical and environmental practices. The Parties intend, following the Effective Date, to organize meetings of internal staff to communicate and explain the provisions of this Agreement to ensure the efficient and timely Development and Commercialization of the Collaboration Products.

ARTICLE 4
DEVELOPMENT OF PRODUCTS

        4.1.    Pooling of Compounds.    Subject to and consistent with the further Development principles outlined herein, each Party will offer a minimum of four (4) identified LABA compounds to this collaboration, with the intention of commercializing [*] Long-Acting Beta2 Adrenoceptor Agonist as a single agent and/or as a LABA/ICS Combination Product. Upon commencement of the collaboration pursuant to this Agreement, GSK and Theravance will contribute the following LABA compounds as Pooled Compounds to the collaboration:

GSK Compounds [*] and Theravance Compounds [*].

For the avoidance of doubt, it is agreed and hereby acknowledged by both Parties that the compounds [*] are hereby accepted as Pooled Compounds.

Theravance will provide two (2) Theravance New Compounds to the collaboration within [*] of the Effective Date in order to meet the requirement that Theravance contribute a total of four (4) LABA compounds to the Pooled Compounds. Without prejudice to the foregoing, GSK will endeavor to provide Theravance, upon Theravance's request and at [*], such assistance as may be reasonably required by Theravance to achieve this objective, including providing directly or through GSK's vendors, assistance in (i) [*], (ii) [*], (iii) [*], (iv) [*], and (v) [*].

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

        4.2    Obligations for Development.

          4.2.1    General; GSK.    Under the direction of the Joint Project Committee, specific Pooled Compounds will be identified from time to time and, as applicable, selected for Development as a Collaboration Product. The Joint Project Committee will determine the number and extent of Development of the Pooled Compounds and the criteria to be used for selecting among the eight Pooled Compounds and, subject to the other terms of this Agreement, will endeavor to move [*] forward in Development. In relation to the foregoing, GSK shall have the overall responsibility for, and use Diligent Efforts in, the performance of all such Development activities which shall include, where applicable, relevant regulatory filings (as contemplated under Article 8) for any such Collaboration Product moved forward in Development. Further, GSK shall use Diligent Efforts to advance such Collaboration Product through Development in accordance with [*] the then current Development Plan for such Collaboration Product. GSK shall also use Diligent Efforts to contribute [*] to the collaboration for the purpose of developing a [*] and Diligent Efforts to develop an [*] which may be [*] of the Collaboration Compound and Development activities of such may continue in parallel.

          4.2.2    GSK Funding Responsibility.    GSK shall bear all costs and expenses associated with the Development of Collaboration Products for Commercialization including those incurred by Theravance (or to which it has become obligated) after the signature date of this Agreement and which previously have been discussed with and agreed to by GSK and, so far as the aforementioned Theravance costs are concerned, for the avoidance of doubt, the maximum amount shall not exceed [*].

          4.2.3    Decisions with Respect to Products.

            (a)   GSK shall have the sole discretion with respect to Development decisions for Collaboration Products subject to and in accordance with Sections 3.1.5, 3.2.5, and 4.3.

            (b)   Notwithstanding the foregoing, the Parties acknowledge that Theravance is about to initiate a Phase I Study in two parts, on TD-3327. The initiation of this study will be approved via the Joint Project Committee in accordance with all other Development activities. Theravance shall be responsible for the routine monitoring of this study and will transfer remaining clinical development responsibility for TD-3327 to the Joint Project Committee on [*].

            (c)   GSK shall provide the Joint Project Committee with an update report within thirty days of (i) the initiation (i.e., first person dosed) of any Study involving a Collaboration Product, and (ii) the last person dosed/last visit in any Study relating to a Collaboration Product. GSK will provide the Joint Project Committee with a reasonably detailed "top line results" report within sixty days following the last person dosed/last visit in any Study involving a Collaboration Product.

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

          4.2.4    Development Timelines.    It is hereby acknowledged that GSK's strategic objective is [*]. GSK will consult with the Joint Project Committee and will share, modify and further develop all applicable Development Plans and timelines in that forum. It is recognised that success can be optimised [*]. At a strategic level, GSK is committed to this objective. However, at an operational level it is recognised that [*]. GSK will use Diligent Efforts to secure the necessary resource and will keep the Joint Project Committee informed on the progress of individual studies and activities relating to Collaboration Products as part of any changes to Development Plans and timelines. The current objective of the Collaboration is to achieve Marketing Authorization Approval in the US and other Major Markets for a Collaboration Product from one of the eight Pooled Compounds which can be used as a single agent and/or in combination with other therapeutically active components (including but not limited to a Long Acting Inhaled Corticosteroid) for the treatment and/or prophylaxis of one or more respiratory diseases [*] and Development Plans and timelines will be developed and/or refined in an effort to achieve this objective.

        4.3    Replacement Compounds.    If within [*], the Development of Collaboration Products containing [*] of the Pooled Compounds contributed by a Party is [*], it will be the option of the Party who contributed the discontinued compounds to discover and offer up to the collaboration [*] Replacement Compounds as replacements for the discontinued compounds within [*] following the discontinuation of the [*] failed compound. For the avoidance of doubt, any such new compound that satisfies the Criteria will automatically be accepted as a Pooled Compound in place of the relevant Party's discontinued compound, subject to Joint Steering Committee approval pursuant to Section 3.1.3(f). Nothing in the foregoing shall preclude either Party from having the option of offering up a Replacement Compound for a Pooled Compound at any time during the period referred to in Section 14.5 (subject to the Criteria being met and Joint Steering Committee approval pursuant to Section 3.1.3(f)).

        4.4    Transfer of Data.    As soon as practicable but in no event more than thirty (30) days after the Effective Date, the Parties shall determine what data and materials relating to TD-3327 and AMI-15471 are necessary for GSK's Development obligations pursuant to this Article 4, including any technology transfer required for API Compound manufacturing activities contemplated by Article 9, and establish a process for transferring copies of such data and material to GSK (including, to the extent available, in appropriate electronic format) or provide means of access thereto reasonably acceptable to GSK.

        4.5    LABA Activity Inside and Outside of the Collaboration.

          4.5.1    The intent of the Parties in respect of the Pooled Compounds is that such Pooled Compounds remain exclusive to this Collaboration and, subject to Sections 4.5.2 - 4.5.4 and Article 14 below, no activity in respect of such Pooled Compounds shall be permitted outside of this Agreement.

          4.5.2    Subject to Article 14 and to Section 4.5.4, if prior to First Commercial Sale of a GSK Initially Pooled Compound or a GSK Replacement Compound, Development of such compound is discontinued under this Agreement ("GSK Discontinued Compound"), [*], and (ii) for the avoidance of doubt, [*].

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

          4.5.3    Subject to Article 14 and Section 4.5.4, if prior to First Commercial Sale of a Theravance Compound, Development of such compound is discontinued under this Agreement ("Theravance Discontinued Compound"), [*], and (ii) for the avoidance of doubt, [*].

          4.5.4    Notwithstanding Sections 4.5.2 and 4.5.3, for so long as there is one Collaboration Product being Developed under this Agreement, neither Party shall [*]; provided, however, that this restriction shall not apply to any compound or product (including new product line extensions and/or re-formulation work) where [*].

ARTICLE 5
COMMERCIALIZATION

        5.1    Global Marketing Plans.

          5.1.1    General.    The Joint Project Committee shall be responsible for reviewing and approving a Global Marketing Plan for each Collaboration Product ("Marketing Plan"). Each Marketing Plan shall define the goals and objectives for Commercializing the Collaboration Products in the pertinent Calendar Year consistent with the applicable Development Plan.

          5.1.2    Contents of Each Marketing Plan.    The Marketing Plan for each Collaboration Product shall be prepared during the Calendar Year wherein, and where applicable, Phase III Studies for such Collaboration Product have commenced and shall be a rolling, three year plan, updated annually and shall contain at a minimum and as appropriate to current knowledge:

            (a)   Results of market research and strategy, including market size, dynamics, growth, customer segmentation, customer targeting, competitive analysis and global Collaboration Product positioning;

            (b)   Annual sales forecasts for Major Market Countries;

            (c)   For each major Market Country (as available): sales plans which will include target number of sales representatives, detail order and target number of details

            (d)   Core, global advertising and promotion programs and strategies, including literature, media plans, symposia and speaker programs; and

            (e)   Core Phase III/Phase IV Studies to be conducted

        5.2    Obligations for Commercialization.    GSK shall use Diligent Efforts to Commercialize the Collaboration Products.

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        5.3    Commercialization.

          5.3.1    GSK Responsibility.    GSK shall have the sole right and responsibility for Commercialization of Collaboration Products for distribution and sale. GSK shall bear all costs and expenses associated with the Commercialization of Collaboration Products for sale or distribution.

            (a)   GSK shall have the sole right and responsibility to distribute, sell, record sales and collect payments for Collaboration Products.

            (b)   GSK shall have the sole right and responsibility for establishing and modifying the terms and conditions with respect to the sale of Collaboration Products, including, without limitation, the price or prices at which the Collaboration Products will be sold, any discount applicable to payments or receivables, and similar matters.

            (c)   GSK will be responsible for storage, order receipt, order fulfillment, shipping and invoicing of Collaboration Products.

          5.3.2    Semi-Annual Reports.    GSK shall provide the Joint Project Committee reports semi-annually. Such reports shall set forth in summary form the results of GSK's Commercialization activities performed during such semi-annual period in the Major Markets.

          5.3.3    Exports to the United States.    To the extent permitted by Law, the Parties shall use Diligent Efforts to prevent the Collaboration Products distributed for sale in a particular Country other than the United States from being exported to the United States for sale.

ARTICLE 6
FINANCIAL PROVISIONS

        6.1    Signing Payment; Equity Investment; One-Time Fee.

          6.1.1    Signing Payment.    In partial consideration for the acquisition of license rights under the Theravance Patents and the Theravance Know-How by GSK under this Agreement, GSK shall on the Effective Date, pay to Theravance a non-creditable, non-refundable amount of Ten Million United States Dollars (U.S. $10,000,000).

          6.1.2    Stock Purchase.    On the Effective Date, GSK will purchase 4,000,000 shares of Theravance Series E Preferred Stock at a price of U.S.$10.00 per share for total consideration of Forty Million United States Dollars (U.S. $40,000,000). Such purchase will be made pursuant to the Preferred Stock Purchase Agreement attached hereto as Schedule 6.1.2.

          6.1.3    One-Time Fee for [*].    Within thirty days following receipt by GSK of Theravance's written notification of the decision by Theravance to nominate [*] as a "development candidate," and in further partial consideration for the acquisition of license rights under the Theravance Patents and the Theravance Know-How by GSK under this Agreement, GSK shall pay to Theravance a non-creditable, non-refundable amount of [*]. [*] will be declared a development candidate when Theravance (a) completes a study demonstrating [*] (as per the Criteria in Schedule 1.19), and (b) [*].

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

          6.1.4    One-Time Fee for Each Theravance New Compound.    Within thirty days following the acceptance by the Joint Project Committee or the Joint Steering Committee of each of the [*] Theravance New Compounds to be contributed to the collaboration pursuant to Section 4.1, and in further partial consideration for the acquisition of license rights under the Theravance Patents and the Theravance Know-How by GSK under this Agreement, GSK shall pay to Theravance a non-creditable, non-refundable amount of [*] for each such Theravance New Compound.

        6.2    Milestone Payments.

          6.2.1    General.    In further consideration of the covenants and agreements contained herein, the Parties shall also pay to each other the payments set forth below for each such Development milestone referred to therein (each, a "Development Milestone"); provided always that each such payment shall be made only one time for each Collaboration Product regardless of how many times such Development Milestones are achieved for such Collaboration Product, and no payment shall be owed for a Development Milestone which is not reached (except that, upon achievement of a Development Milestone for a particular Collaboration Product, any previous Development Milestone for that Collaboration Product for which payment was not made shall be deemed achieved and payment therefore shall be made); provided further that, in the event that [*], then all applicable payments under Section 6.2 shall be made. For example, [*]. In the event of termination of development of a particular Collaboration Product and an alternative Collaboration Product replaces such Terminated Collaboration Product then milestone payments for such replacement compound shall not be paid in respect of milestones already achieved by the Terminated Collaboration Product. For example, [*].

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

          6.2.2    GSK to Theravance.    GSK shall make the following milestone payments to Theravance upon the achievement of the indicated Development Milestone for the first Collaboration Product in which the Long-Acting â2 Adrenoceptor Agonist is [*], and for the first LABA/ICS Combination Product in which the Long-Acting â2 Adrenoceptor Agonist [*]:

Milestone	Amount
[*]*	[*]
[*]**	[*]
[*]**	[*]
[*]	[*]
Registration
[*]	[*]
[*]	[*]
[*]	[*]
Launch
[*]	[*]
[*]	[*]
[*]	[*]
Annual Worldwide Net Sales over [*] Collaboration Product	[*]
Annual Worldwide Net Sales over [*] Combination Product	[*]

*
GSK will make a [*]. The [*] for [*] is defined as [*] and will [*]. The [*] is defined as [*] and will [*].

**
[*] is defined as [*] where such [*]. [*] is defined as [*].

  Other Combination Products that contain a Long-Acting â2 Adrenoceptor Agonist that is a Theravance Compound are not subject to milestone payments by GSK only if [*]. The Parties intend that if the collaboration is successful [*] Collaboration Products that contain a Theravance Compound, Theravance be paid the applicable milestones [*].

  If GSK, either individually or as a member of the Joint Steering Committee or Joint Project Committee, discontinues the Development of a [*] Collaboration Product that is a Theravance Compound for reasons other than [*], and such compound is the [*], it will [*].

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

          6.2.3    Theravance to GSK.    Theravance shall make the following milestone payments to GSK upon the achievement of the indicated Development Milestone for the first Collaboration Product in which the Long-Acting â2 Adrenoceptor Agonist is a GSK Compound and for the first LABA/ICS Combination Product in which the Long-Acting â2 Adrenoceptor Agonist is a GSK Compound:

Milestone	Amount
Registration
[*]	[*]
[*]	[*]
[*]	[*]
Launch
[*]	[*]
[*]	[*]
[*]	[*]

          Other Combination Products that contain a Long-Acting â2 Adrenoceptor Agonist that is a GSK Compound are not subject to milestone payments by Theravance only if all milestone payments through launch have otherwise been made to GSK from any Collaboration Product [*]. The Parties intend that if the collaboration is successful [*] Collaboration Products that contain a GSK Compound, GSK be paid the applicable milestones [*].

          6.2.4    Notification and Payment.    In the event a Party achieves a Development Milestone, such Party shall promptly, but in no event more than ten (10) days after the achievement of each such Development Milestone, notify the other Party in writing of the achievement of same. For all Development Milestones achieved, each Party shall promptly, but in no event more than thirty (30) days after notification of the achievement of each such Development Milestone, remit payment to the other Party for such Development Milestone.

        6.3    Payment of Royalties on Net Sales.

          6.3.1    Royalty on Single-Agent Collaboration Products and LABA/ICS Combination Products.

  Within twenty (20) days after the end of each Calendar Quarter, GSK shall pay Theravance royalty payments based on Net Sales in such Calendar Quarter during the Term as follows:

          [*]

  it being understood that [*] for purposes of the foregoing royalty calculation.

  The quarterly royalty payments made under this Section 6.3.1 may be based on estimated Net Sales. Within thirty (30) days after the end of each Calendar Quarter, GSK shall calculate the actual amount of Net Sales for the previous Calendar Quarter and either credit or debit the difference between such actual and projected amount on the succeeding Calendar Quarter's royalty payment to Theravance. As soon as practical following the end of each Calendar Month, but in no event later than the 10th business day of the following month, GSK will provide Theravance with an estimate of Net Sales for such Calendar Month.

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

  The royalties payable under this Section 6.3 shall be paid on a Country-by-Country basis from the date of first commercial sale of each Collaboration Product in a particular Country for the Term of the Collaboration.

          6.3.2    Royalty Adjustment.    The [*] royalty payable on the first [*] of total annual worldwide Net Sales under this Section 6.3 shall be reduced to [*] if all of the following occur: (i) [*]; (ii) [*]; and (iii) [*]. The [*] royalty payable on [*] under this Section 6.3 shall be [*] if all of the following occur: (i) [*]; (ii) [*]; and (iii) [*]. Nothing in the foregoing shall affect other royalties owed under this Agreement.

          6.3.3    Royalties on Other Collaboration Products Launched After the LABA/ICS Combination Product.    For any Other Collaboration Product launched after the LABA/ICS Combination Product, GSK shall within twenty (20) days after the end of each Calendar Quarter, pay Theravance royalty payments based on Net Sales in such Calendar Quarter during the Term as follows:

          [*]

  For the avoidance of doubt, the Parties agree that the royalty set forth in this Section 6.3.3 shall only be effective if GSK has launched and is selling a LABA/ICS Combination Product that is subject to the royalties under Section 6.3.1. If GSK is not selling a LABA/ICS Combination Product, then the royalty set forth in Section 6.3.1 shall apply to the first Other Combination Product launched by GSK, provided such Other Combination Product does not contain a product [*]; if such Other Combination Product contains a product [*], then the royalty payable to Theravance will be [*], provided that in no case will the royalty payable to Theravance be less than set forth in this Section 6.3.3.

        6.4    Royalty Responsibilities; Net Sales Reports.

          6.4.1    Payments to Third Parties.

          (a)   If, as a result of a settlement approved by both Parties or as a result of a final non-appealable judgment, GSK is required to pay any amounts to a Third Party directly because using or selling a Theravance Compound is found to infringe the rights of such Third Party, GSK shall deduct [*] of any such amount paid to such Third Party from the royalties otherwise due Theravance for the Collaboration Product containing such Theravance Compound, provided in no event shall such reduction reduce the royalties otherwise payable to Theravance during any Calendar Year by more than [*]; provided, further, that any excess deduction shall be carried over into subsequent years of this Agreement until the full deduction is taken.

          (b)   GSK shall pay any amounts owed to a Third Party as a result of the use of GSK Patents or GSK Know-How with respect to sales of Collaboration Products and shall not deduct any of such amounts from the royalties due Theravance. The foregoing is subject to Section 6.3.3.

          6.4.2    Net Sales Report.    Within thirty (30) days after the end of each Calendar Quarter, GSK shall submit to Theravance a written report setting forth Net Sales in the Territory on a Country-by-Country and Collaboration Product-by-Collaboration Product basis during such Calendar Quarter, total royalty payments due Theravance, relevant market share data and any payments made to any Third Party pursuant to Section 6.4.1(a) (each a "Net Sales Report").

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

        6.5    GAAP.    All financial terms and standards defined or used in this Agreement for sales or activities occurring in the United States shall be governed by and determined in accordance with United States generally accepted accounting principles, consistently applied. Except as otherwise set forth herein, all financial terms and standards defined or used in this Agreement for sales or activities occurring outside the United States shall be governed by and determined in accordance with United Kingdom generally accepted accounting principles, consistently applied.

        6.6    Currencies.    Monetary conversion from the currency of a foreign country in which Collaboration Product is sold into US Dollars shall be calculated in accordance with either (a) the methodology referred to in GSK's then current Corporate Finance Reporting Policy or (b) as otherwise may be mutually agreed by the Parties. The following summarizes GSK's current methodology applied in accordance with its current Corporate Finance Reporting System: the cumulative year-to-date Average Rates are calculated by determining the average of (i) the preceding 31st December Spot Rate plus (ii) the Closing Spot Rates of the relevant months to date using the exact figures provided by the Reuters 2000 download. (By way of example, the Average Rate for the five months from January, 2002 to May, 2002 would be computed by taking the sum of the Spot Rates for the preceding 31st December, 2001, plus the month-end Spot Rates for the five months to May, 2002, divided by six).

        6.7    Manner of Payments.    All sums due to either Party under this Section 6 shall be payable in United States Dollars by bank wire transfer in immediately available funds to such bank account(s) as each of GSK and Theravance shall designate. GSK shall notify Theravance as to the date and amount of any such wire transfer to Theravance at least five (5) Business Days prior to such transfer. Theravance shall notify GSK as to the date and amount of any such wire transfer to GSK at least five (5) Business Days prior to such transfer.

        6.8    Interest on Late Payments.    If either Theravance or GSK shall fail to make a timely payment pursuant to this Article 6, any such payment that is not paid on or before the date such payment is due under this Agreement shall bear interest, to the extent permitted by applicable law, at the average one-month London Inter-Bank Offering Rate (LIBOR) for the United States Dollar as reported from time to time in The Wall Street Journal, effective for the first date on which payment was delinquent and calculated on the number of days such payment is overdue or, if such rate is not regularly published, as published in such source as the Joint Steering Committee agrees.

        6.9    Tax Withholding.

          6.9.1    Any taxes, levies or other duties ("Taxes") paid or required to be withheld under the appropriate local tax laws by one of the Parties ("Withholding Party") on account of monies payable to the other Party under this Agreement shall, subject to Sections 6.9.2 and 6.9.3, be deducted from the amount of monies otherwise payable to the other Party under this Agreement. The Withholding Party shall secure and send to the other Party within a reasonable period of time proof of any such Taxes paid or required to be withheld by Withholding Party for the benefit of the other Party.

          6.9.2    If GSK or any GSK Affiliate is or becomes liable to withhold any taxes from payments made to Theravance under Sections 6.1 and 6.2 of this Agreement, then GSK shall pay to Theravance an amount equal to the amount GSK or the applicable GSK Affiliate owes to the relevant tax authority provided always that if Theravance is able to obtain credit for any taxes withheld ("Creditable Taxes") against any liability to tax either in the year in which the receipt is taxable or any preceding years, Theravance shall reimburse to GSK an amount equivalent to the Creditable Taxes. Theravance shall provide GSK with such reasonable evidence as GSK may reasonably request to determine whether the taxes are creditable against taxes payable by Theravance.

          6.9.3    If GSK or any GSK Affiliate is or becomes liable to withhold any taxes from payments made to Theravance under Section 6.3, then such taxes may be withheld by GSK or the applicable GSK Affiliate up to a limit of [*] of the relevant payment. GSK shall pay to Theravance an amount equal to the amount GSK owes to the relevant tax authority in excess of such [*] provided always that if Theravance is able to obtain credit for any taxes withheld ("Creditable Taxes") against any liability to tax either in the year in which the receipt is taxable or any preceding years, Theravance shall reimburse to GSK an amount equivalent to the Creditable Taxes. Theravance shall provide GSK with such reasonable evidence as GSK may reasonably request to determine whether the taxes are creditable against taxes payable by Theravance.

        6.10    Financial Records; Audits.    GSK shall keep, and shall cause its Affiliates and sublicensees to keep, such accurate and complete records of Net Sales as are necessary to determine the amounts due to Theravance under this Agreement and such records shall be retained by GSK or any of its Affiliates or sublicensees (in such capacity, the "Recording Party") for at least the three preceding Calendar Years to which the Net Sales relate. During normal business hours and with reasonable advance notice to the Recording Party, such records shall be made available for inspection, review and audit, at the request and expense of Theravance, by an independent certified public accountant, or the local equivalent, appointed by Theravance and reasonably acceptable to the Recording Party for the sole purpose of verifying the accuracy of the Recording Party's accounting reports and payments made or to be made pursuant to this Agreement; provided, however that such audits may not be performed by Theravance more than once per Calendar Year. Such accountants shall be instructed not to reveal to Theravance the details of its review, except for (i) such information as is required to be disclosed under this Agreement and (ii) such information presented in a summary fashion as is necessary to report the accountants' conclusions to Theravance, and all such information shall be deemed Confidential Information of the Recording Party; provided, however, that in any event such information may be presented to Theravance in a summary fashion as is necessary to report the accountants' conclusions. All costs and expenses incurred in connection with performing any such audit shall be paid by Theravance unless the audit discloses at least a [*] shortfall, in which case the Recording Party will bear the full cost of the audit for such Calendar Year. Theravance will be entitled to recover any shortfall in payments due to it as determined by such audit, plus interest thereon calculated in accordance with Section 6.8, or alternatively shall have the right to offset and deduct any such shortfall in payments due to it against payments Theravance is otherwise required to make to the Reporting Party under this Agreement. The documents from which were calculated the sums due under this Article 6 shall be retained by the relevant Party during the Term.

ARTICLE 7
PROMOTIONAL MATERIALS AND SAMPLES

        7.1    Promotional Materials.

          7.1.1    Review of Core Promotional Materials.    Subject to applicable Law, in accordance with the direction of the Joint Project Committee, the Parties will jointly, through consultation and with the assistance of each other, review the core Promotional Materials. The relevant legal or regulatory personnel of each Party shall have the opportunity to review and comment on all such core Promotional Materials prior to use and such comments shall be considered by the Joint Project Committee in the review of such core Promotional Materials.

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

          7.1.2    Markings of Promotional Materials.    To the extent required by applicable Law, and further to the extent reasonably practicable, all Promotional Materials will indicate the contribution of the license from Theravance for the Collaboration Products. Subject to the foregoing, the Theravance Housemark and the GSK Housemark shall both be given exposure and prominence on all promotional materials, labelling, package inserts or outserts and packaging for the Collaboration Products.

        7.2    Samples.    Packaging, package inserts and outserts, Sample labels and labeling shall each contain reference to Theravance and GSK indicating, in the case of Theravance, the contribution of the license from Theravance for the Collaboration Products, if appropriate, and as may be required under applicable FDA rules and regulations.

        7.3    Statements Consistent with Labeling.    GSK shall ensure that its sales representatives detail the Collaboration Products in a fair and balanced manner and consistent with the requirements of the Federal Food, Drug and Cosmetic Act of the United States, as amended, including, but not limited to, the regulations at 21 C.F.R. (S) 202 in the United States.

        7.4    Implications of Change in Control in Theravance.    In the event that there is a Change in Control of Theravance and the references contemplated in Sections 7.1.2 and 7.2 are no longer made to "Theravance,", then other than to the extent required by applicable Law, GSK shall have the right, not to be unreasonably exercised, to terminate its obligations under Sections 7.1 and 7.2.

ARTICLE 8
REGULATORY MATTERS

        8.1    Governmental Authorities.    GSK shall be solely responsible for communicating with Governmental Authorities and will keep Theravance informed, through the Joint Project Committee and Joint Steering Committee, of any significant issue or issues arising therefrom.

        8.2    Filings.    GSK shall also be solely responsible for filing drug approval applications for Collaboration Products and will use Diligent Efforts in seeking appropriate approvals in those Countries of the Territory for Collaboration Products as GSK reasonably determines and sees fit. Such regulatory documents for each filing shall be centralized and held at the offices of GSK. Theravance shall provide such reasonable assistance as may be required by GSK where liaison between the Parties is, or may be, necessary to enable GSK to fulfill its responsibilities hereunder. GSK shall be responsible for maintaining the Approvals obtained under this Section and shall solely own all such Approvals in the Territory. GSK shall be fully responsible for bearing all costs and expense associated with undertaking and completing said registration activities in the Territory, including but not limited to the costs of preparing and prosecuting applications for such Approvals and fees payable to regulatory agencies in obtaining and maintaining same.

        8.3    Exchange of Drug Safety Information.    Subject to the second sentence of this Section 8.3, GSK shall be responsible for recording, investigating, summarizing, notifying, reporting and reviewing all Adverse Drug Experiences in accordance with Law and shall require that its Affiliates (i) adhere to all requirements of applicable Laws which relate to the reporting and investigation of Adverse Drug Experiences, and (ii) keep the Joint Project Committee apprised on a regular basis of such matters arising therefrom. The foregoing shall be subject to any of Theravance's own clinical safety obligations mandated by Law as a result of its ongoing Development activity related to TD-3327 (as such activity is more specifically referred to in Article 4) and, in acknowledgement of this, it is thereby contemplated that the Parties' respective clinical safety groups may need to discuss and agree, at the appropriate time after the Effective Date, appropriate safety data exchange procedures related to same.

        8.4    Recalls or Other Corrective Action.    Each Party shall, as soon as practicable, notify the other Party of any recall information received by it in sufficient detail to allow the Parties to comply with any and all applicable Laws. GSK shall promptly notify Theravance of any material actions to be taken by GSK with respect to any recall or market withdrawal or other corrective action related to a Collaboration Product prior to such action to permit Theravance a reasonable opportunity to consult with GSK with respect thereto. All costs and expenses with respect to a recall, market withdrawal or other corrective action shall be borne by GSK unless such recall, market withdrawal or other corrective action was due solely to the negligence, willful misconduct or breach of this Agreement by Theravance. GSK shall have sole responsibility for and shall make all decisions with respect to any recall, market withdrawals or any other corrective action related to the Collaboration Products.

        8.5    Events Affecting Integrity or Reputation.    During the Term, the Parties shall notify each other immediately of any circumstances of which they are aware and which could impair the integrity and reputation of the Collaboration Products or if a Party is threatened by the unlawful activity of any Third Party in relation to the Collaboration Products, which circumstances shall include, by way of illustration, deliberate tampering with or contamination of the Collaboration Products by any Third Party as a means of extorting payment from the Parties or another Third Party. In any such circumstances, the Parties shall use Diligent Efforts to limit any damage to the Parties and/or to the Collaboration Products. The Parties shall promptly call a Joint Steering Committee meeting to discuss and resolve such circumstances.

ARTICLE 9
ORDERS; SUPPLY AND RETURNS

        9.1    Orders and Terms of Sale.    Except as otherwise expressly stated in this Agreement, GSK shall have the sole right to (i) receive, accept and fill orders for the Collaboration Products, (ii) control invoicing, order processing and collection of accounts receivable for the Collaboration Products sales, (iii) record the Collaboration Products sales in its books of account, and (iv) establish and modify the commercial terms and conditions with respect to the sale and distribution of the Collaboration Products, [*].

        9.2    Supply of API Compound and Formulated Collaboration Product for Development.

          9.2.1    Supply of API Compound for Development.    Subject to the terms and conditions of this Agreement, GSK shall conduct or have conducted any chemical process development required to develop a commercially acceptable process for making API Compound and obtain supply for worldwide requirements of API Compound. Notwithstanding the foregoing, Theravance may transfer to GSK, at cost, whatever supply it has on hand of TD-3327 API and/or AMI-15471 API and/or intermediate materials for API manufacture, within specification as of the Effective Date, such cost not to exceed [*]. API Compound requirements for Development activities shall be set forth in the relevant Development Plan and shall be periodically updated by the Joint Project Committee.

          9.2.2    Supply of Formulated Collaboration Products for Development.    Subject to the terms and conditions of this Agreement, GSK shall obtain supply for worldwide requirements of formulated Collaboration Products. Notwithstanding the foregoing, Theravance agrees to transfer to GSK whatever supply it has on hand of formulated TD-3327, within specification, at cost as of the Effective Date, such cost not to exceed [*]. Formulated Collaboration Product requirements for Development activities shall be set forth in the relevant Development Plan and shall be periodically updated by the Joint Project Committee.

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

        9.3    Supply of API Compound for Commercial Requirements.    Subject to the terms and conditions of this Agreement, GSK shall obtain supply of API Compound. A forecast for API Compound requirements for Commercialization of the Collaboration Products shall be prepared and periodically updated by the Joint Project Committee and coordinated with the applicable Marketing Plans for Collaboration Products.

        9.4    Supply of Collaboration Products for Commercialization.    Subject to the terms and conditions of this Agreement, GSK shall obtain supply of the commercial requirements of formulated, packaged and labeled Collaboration Products. Such formulated, packaged and labeled Collaboration Products shall be manufactured and supplied in accordance with all applicable Laws and current Good Manufacturing Practices. GSK shall be solely responsible for secondary manufacture, packaging and labeling of the Collaboration Product.

        9.5    Inventories.    GSK and its Product Suppliers shall maintain an inventory of API Compound and Collaboration Products in accordance with their normal practices and so as to ensure fulfillment of its respective supply obligations herein.

ARTICLE 10
CONFIDENTIAL INFORMATION

        10.1    Confidential Information.    Each of GSK and Theravance shall keep all Confidential Information received from the other Party with the same degree of care it maintains the confidentiality of its own Confidential Information. Neither Party shall use such Confidential Information for any purpose other than in performance of this Agreement or disclose the same to any other Person other than to such of its agents who have a need to know such Confidential Information to implement the terms of this Agreement or enforce its rights under this Agreement. A Receiving Party shall advise any agent who receives such Confidential Information of the confidential nature thereof and of the obligations contained in this Agreement relating thereto, and the Receiving Party shall ensure that all such agents comply with such obligations as if they had been a Party hereto. Upon termination of this Agreement, the Receiving Party shall return or destroy all documents, tapes or other media containing Confidential Information of the Disclosing Party that remain in the Receiving Party's or its agents' possession, except that the Receiving Party may keep one copy of the Confidential Information in the legal department files of the Receiving Party, solely for archival purposes. Such archival copy shall be deemed to be the property of the Disclosing Party, and shall continue to be subject to the provisions of this Article 10. Notwithstanding anything to the contrary in this Agreement, the Receiving Party shall have the right to disclose this Agreement or Confidential Information provided hereunder if, in the reasonable opinion of the Receiving Party's legal counsel, such disclosure is necessary to comply with the terms of this Agreement, or the requirements of any Law. Where possible, the Receiving Party shall notify the Disclosing Party of the Receiving Party's intent to make such disclosure pursuant to the provision of the preceding sentence sufficiently prior to making such disclosure so as to allow the Disclosing Party adequate time to take whatever action the Disclosing Party may deem to be appropriate to protect the confidentiality of the information. The Receiving Party will cooperate reasonably with the Disclosing Party's efforts to protect the confidentiality of the information. Each Party will be liable for breach of this Article 10 by any of its Affiliates.

        10.2    Permitted Disclosure and Use.    Notwithstanding Section 10.1, a Party may disclose Confidential Information belonging to the other Party only to the extent such disclosure is reasonably necessary to: (a) obtain Marketing Authorization of a Collaboration Product; (b) enforce the provisions of this Agreement; or (c) comply with Laws. If a Party deems it necessary to disclose Confidential Information of the other Party pursuant to this Section 10.2, such Party shall give reasonable advance notice of such disclosure to the other Party to permit such other Party sufficient opportunity to object to such disclosure or to take measures to ensure confidential treatment of such information. The

Receiving Party will cooperate reasonably with the Disclosing Party's efforts to protect the confidentiality of the information.

        10.3    Publications.    Subject to any Third Party rights existing as of the Effective Date, each Party shall submit to the Joint Project Committee for review and approval all proposed academic, scientific and medical publications and public presentations relating to a Collaboration Product or any research or Development activities under this Agreement for review in connection with preservation of Patent Rights, and trade secrets and/or to determine whether Confidential Information should be modified or deleted from the proposed publication or public presentation. Written copies of such proposed publications and presentations shall be submitted to the Joint Project Committee no later than sixty (60) days before submission for publication or presentation and the Joint Project Committee shall provide its comments with respect to such publications and presentations within ten (10) Business Days of its receipt of such written copy. The review period may be extended for an additional sixty (60) days if a representative of the non-publishing Party on the Joint Project Committee can demonstrate a reasonable need for such extension including, but not limited to, the preparation and filing of patent applications. By mutual agreement of the Parties, this period may be further extended. The Parties will each comply with standard academic practice regarding authorship of scientific publications and recognition of contribution of other parties in any publications relating to the Collaboration Products or any research or Development activities under this Agreement.

        10.4    Public Announcements.    Except as may be expressly permitted under Section 10.3 or required by applicable Laws and subject to the final two sentences of this Section 10.4, neither Party will make any public announcement of any information regarding this Agreement, the Collaboration Products or any research or Development activities under this Agreement without the prior written approval of the other Party, which approval shall not be withheld unreasonably. Once any statement is approved for disclosure by the Parties or information is otherwise made public in accordance with the preceding sentence, either Party may make a subsequent public disclosure of the contents of such statement without further approval of the other Party. Notwithstanding the foregoing, within sixty (60) days following the Effective Date, appropriate representatives of the Parties will meet and agree upon a process and principles for reaching timely consensus on how the Parties will make public disclosure concerning this Agreement, the Collaboration Products or any research and Development activities under this Agreement.

        10.5    Confidentiality of This Agreement.    The terms of this Agreement shall be Confidential Information of each Party and, as such, shall be subject to the provisions of this Article 10. Either party may disclose the terms of this Agreement if, in the opinion of its counsel, such disclosure is required by Law. In such event, the disclosing Party will seek appropriate confidentiality of those portions of the Agreement for which confidential treatment is typically permitted by the relevant Governmental Authority.

        10.6    Termination of Prior Confidentiality Agreements.    Except as expressly provided in this Section 10.6, this Agreement supercedes the Mutual Confidential Disclosure Agreement (the "MCDA") between the Parties dated April 10, 2002. Except as expressly provided in this Section 10.6 and in Paragraph 8 of the Confidentiality Agreement between the Parties dated October 2, 2002 (the "Patent CDA"), this Agreement supersedes the Patent CDA. Except as set forth in Paragraph 8 of the Patent CDA, all information disclosed pursuant to the MCDA and the Patent CDA shall be subject to the provisions of this Article 10.

        10.7    Survival.    The obligations and prohibitions contained in this Article 10 shall survive the expiration or termination of this Agreement for a period of ten (10) years.

ARTICLE 11
REPRESENTATIONS AND WARRANTIES; COVENANTS

        11.1    Mutual Representations and Warranties.    Theravance and GSK each represents and warrants to the other as of the Effective Date that:

          11.1.1    Such Party (a) is a company duly organized, validly existing, and in good standing under the Laws of its incorporation; (b) is duly qualified as a corporation and in good standing under the Laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, where the failure to be so qualified would have a material adverse effect on its financial condition or its ability to perform its obligations hereunder; (c) has the requisite corporate power and authority and the legal right to conduct its business as now conducted and hereafter contemplated to be conducted; (d) has or will obtain all necessary licenses, permits, consents, or approvals from or by, and has made or will make all necessary notices to, all Governmental Authorities having jurisdiction over such Party, to the extent required for the ownership and operation of its business, where the failure to obtain such licenses, permits, consents or approvals, or to make such notices, would have a material adverse effect on its financial condition or its ability to perform its obligations hereunder; and (e) is in compliance with its charter documents;

          11.1.2    The execution, delivery and performance of this Agreement by such Party and all instruments and documents to be delivered by such Party hereunder (a) are within the corporate power of such Party; (b) have been duly authorized by all necessary or proper corporate action; (c) do not conflict with any provision of the charter documents of such Party; (d) will not, to the best of such Party's knowledge, violate any law or regulation or any order or decree of any court of governmental instrumentality; (e) will not violate or conflict with any terms of any indenture, mortgage, deed of trust, lease, agreement, or other instrument to which such Party is a party, or by which such Party or any of its property is bound, which violation would have a material adverse effect on its financial condition or on its ability to perform its obligations hereunder;

          11.1.3    This Agreement has been duly executed and delivered by such Party and constitutes a legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, except as such enforceability may be limited by applicable insolvency and other Laws affecting creditors' rights generally, or by the availability of equitable remedies; and

          11.1.4    All of its employees, officers, and consultants have executed agreements or have existing obligations under law requiring assignment to such Party of all Inventions made by such individuals during the course of and as the result of their association with such Party, and obligating such individuals to maintain as confidential such Party's Confidential Information.

          11.1.5    Nothing contained in this Agreement shall give a Party the right to use the Confidential Information received from the other Party in connection with any activity other than Development and Commercialization of a Pooled Compound or Collaboration Product consistent with this Agreement.

          11.1.6    As soon as practicably possible after the Effective Date, the Parties will each deliver to each other a schedule listing (i) in the case of GSK, GSK Patents as of the date of signature of this Agreement and (ii) in the case of Theravance, Theravance Patents as of the date of signature of this Agreement.

        11.2    Additional GSK Representations and Warranties.    GSK further represents, warrants and covenants to Theravance that:

          11.2.1    It has utilized its own scientific, marketing and distribution expertise and experience to analyze and evaluate both the scientific and commercial value of this collaboration and has solely relied on such analysis and evaluations in deciding to enter into this Agreement;

          11.2.2    Neither GSK nor any of its Affiliates is a party to or otherwise bound by any oral or written contract or agreement that will result in any Person obtaining any interest in, or that would give to any Person any right to assert any claim in or with respect to, any of GSK's rights granted under this Agreement;

          11.2.3    There is no claim or demand of any person or entity pertaining to, or any proceeding which is pending or, to the knowledge of GSK, threatened, that challenges the rights of Theravance in respect of any GSK Know-How or GSK Patents, or that claims that any default exists under any license with respect to any GSK Know-How or GSK Patents to which GSK is a party, except where such claim, demand or proceeding would not materially and adversely affect the ability of GSK to carry out its obligations under this Agreement; and

          11.2.4    Having carried out and completed diligent searches in relation to the GSK Patents, and other than as disclosed to Theravance's counsel by GSK's counsel, GSK is not aware, nor has been made aware, of any conflict or likely future conflict with the intellectual property rights of any Third Party with respect to GSK Patents.

        11.3    Additional Theravance Representations and Warranties.    Theravance further represents and warrants to GSK as of the Effective Date that:

          11.3.1    Having carried out and completed diligent searches in relation to the Theravance Patents, and other than as disclosed to GSK's counsel by Theravance's counsel, Theravance is not aware, nor has been made aware, of any conflict or likely future conflict with the intellectual property rights of any Third Party with respect to Theravance Patents.

          Theravance has not received notice from any Third Party of a claim that an issued patent of such Third Party would be infringed by the manufacture, distribution, marketing or sale of the Collaboration Products under this Agreement;

          11.3.2    To Theravance's knowledge, the Theravance Patents are not subject to any pending or any threatened re-examination, opposition, interference or litigation proceedings;

          11.3.3    Theravance has not received notice from any Third Party of a claim asserting the invalidity, misuse, unregisterability or unenforceability of any of the Theravance Patents, or challenging its right to use or ownership of any of the Theravance Patents or the Theravance Know-How, or making any adverse claim of ownership thereof;

          11.3.4    Theravance has not received notice from any Third Party that any trade secrets or other intellectual property rights of such Third Party would be misappropriated by the development and reduction to practice of the Theravance Patents and Theravance Know-How; and

          11.3.5    Theravance has, up to and including the Effective Date, furnished GSK with all material information requested by GSK concerning the quality, toxicity, safety and/or efficacy concerns that may materially impair the utility and/or safety of the Compound or Collaboration Products.

        11.4    Covenants.    Each Party hereby covenants and agrees during the Term that it shall carry out its obligations or activities hereunder in accordance with (i) the terms of this Agreement and (ii) all applicable Laws.

        11.5    Disclaimer of Warranty.    Subject to the specific warranties and representations given under Sections 11.1 through and including 11.3, nothing in this Agreement shall be construed as a warranty or representation by either Party (i) that any Collaboration Product made, used, sold or otherwise disposed of under this Agreement is or will be free from infringement of patents, copyrights, trademarks, industrial design or other intellectual property rights of any Third Party, (ii) regarding the effectiveness, value, safety, non-toxicity, patentability, or non-infringement of any patent technology, the Collaboration Products or any information or results provided by either Party pursuant to this Agreement or (iii) that any Collaboration Product will obtain Marketing Authorization or appropriate pricing approval. Each Party explicitly accepts all of the same as experimental and for development purposes, and without any express or implied warranty from the other Party. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, EACH PARTY EXPRESSLY DISCLAIMS, WAIVES, RELEASES, AND RENOUNCES ANY WARRANTY, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

ARTICLE 12
INDEMNIFICATION

        12.1    Indemnification by GSK.    Subject to Sections 12.4 and 13.2, GSK shall defend, indemnify and hold harmless Theravance and its Affiliates and each of their officers, directors, shareholders, employees, successors and assigns from and against all Claims of Third Parties, and all associated Losses, to the extent arising out of (a) GSK's negligence or willful misconduct in performing any of its obligations under this Agreement, (b) a breach by GSK of any of its representations, warranties, covenants or agreements under this Agreement, or (c) the manufacture, use, handling, storage, marketing, sale, distribution or other disposition of Collaboration Products by GSK, its Affiliates, agents or sublicensees, except to the extent such losses result from the negligence or willful misconduct of Theravance.

        12.2    Indemnification by Theravance.    Subject to Sections 12.4 and 13.2, Theravance shall defend, indemnify and hold harmless GSK and its Affiliates and each of their officers, directors, shareholders, employees, successors and assigns from and against all Claims of Third Parties, and all associated Losses, to the extent arising out of (a) Theravance's negligence or willful misconduct in performing any of its obligations under this Agreement, or (b) a breach by Theravance of any of its representations, warranties, covenants or agreements under this Agreement.

        12.3    Procedure for Indemnification.

          12.3.1    Notice.    Each Party will notify promptly the other in writing if it becomes aware of a Claim (actual or potential) by any Third Party (a "Third Party Claim") for which indemnification may be sought by that Party and will give such information with respect thereto as the other Party shall reasonably request. If any proceeding (including any governmental investigation) is instituted involving any Party for which such Party may seek an indemnity under Section 12.1 or 12.2, as the case may be (the "Indemnified Party"), the Indemnified Party shall not make any admission or statement concerning such Third Party Claim, but shall promptly notify the other Party (the "Indemnifying Party") orally and in writing and the Indemnifying Party and Indemnified Party shall meet to discuss how to respond to any Third Party Claims that are the subject matter of such proceeding. The Indemnifying Party shall not be obligated to indemnify the Indemnified Party to the extent any admission or statement made by the Indemnified Party or any failure by such Party to notify the Indemnifying Party of the claim materially prejudices the defense of such claim.

          12.3.2    Defense of Claim.    If the Indemnifying Party elects to defend or, if local procedural rules or laws do not permit the same, elects to control the defense of a Third Party Claim, it shall be entitled to do so provided it gives notice to the Indemnified Party of its intention to do so within forty-five (45) days after the receipt of the written notice from the Indemnified Party of the potentially indemnifiable Third Party Claim (the "Litigation Condition"). The Indemnifying Party expressly agrees the Indemnifying Party shall be responsible for satisfying and discharging any award made to or settlement reached with the Third Party pursuant to the terms of this Agreement without prejudice to any provision in this Agreement or right at law which will allow the Indemnifying Party subsequently to recover any amount from the Indemnified Party to the extent the liability under such settlement or award was attributable to the Indemnified Party. Subject to compliance with the Litigation Condition, the Indemnifying Party shall retain counsel reasonably acceptable to the Indemnified Party (such acceptance not to be unreasonably withheld, refused, conditioned or delayed) to represent the Indemnified Party and shall pay the reasonable fees and expenses of such counsel related to such proceeding. In any such proceeding, the Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party. The Indemnified Party shall not settle any claim for which it is seeking indemnification without the prior written consent of the Indemnifying Party which consent shall not be unreasonably withheld, refused, conditioned or delayed. The Indemnified Party shall, if requested by the Indemnifying Party, cooperate in all reasonable respects in the defense of such claim that is being managed and/or controlled by the Indemnifying Party. The Indemnifying Party shall not, without the written consent of the Indemnified Party (which consent shall not be unreasonably withheld, refused, conditioned or delayed), effect any settlement of any pending or threatened proceeding in which the Indemnified Party is, or based on the same set of facts could have been, a party and indemnity could have been sought hereunder by the Indemnified Party, unless such settlement includes an unconditional release of the Indemnified Party from all liability on claims that are the subject matter of such proceeding. If the Litigation Condition is not met, then neither Party shall have the right to control the defense of such Third Party Claim and the Parties shall cooperate in and be consulted on the material aspects of such defense at each Party's own expense; provided that if the Indemnifying Party does not satisfy the Litigation Condition, the Indemnifying Party may at any subsequent time during the pendency of the relevant Third Party Claim irrevocably elect, if permitted by local procedural rules or laws, to defend and/or to control the defense of the relevant Third Party Claim so long as the Indemnifying Party also agrees to pay the reasonable fees and costs incurred by the Indemnified Party in relation to the defense of such Third Party Claim from the inception of the Third Party Claim until the date the Indemnifying Party assumes the defense or control thereof.

        12.4    Assumption of Defense.    Notwithstanding anything to the contrary contained herein, an Indemnified Party shall be entitled to assume the defense of any Third Party Claim with respect to the Indemnified Party, upon written notice to the Indemnifying Party pursuant to this Section 12.4, in which case the Indemnifying Party shall be relieved of liability under Section 12.1 or 12.2, as applicable, solely for such Third Party Claim and related Losses.

        12.5    Insurance.    During the Term of this Agreement and for a period of [*] after the termination or expiration of this Agreement, GSK shall obtain and/or maintain at its sole cost and expense, product liability insurance (including any self-insured arrangements) in amounts which are reasonable and customary in the U.S. pharmaceutical industry for companies of comparable size and activities. Such product liability insurance or self-insured arrangements shall insure against all liability, including without limitation personal injury, physical injury, or property damage arising out of the manufacture, sale, distribution, or marketing of the Collaboration Products. GSK shall provide written proof of the existence of such insurance to Theravance upon request.

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

ARTICLE 13
PATENTS

        13.1    Prosecution and Maintenance of Patents.

          13.1.1    Prosecution and Maintenance of Theravance Patents.    Theravance shall have the exclusive right and the obligation to (subject to Theravance's election not to file, prosecute, or maintain pursuant to Section 13.1.4) or to cause its licensors to, prepare, file, prosecute in a diligent manner (including without limitation by conducting interferences, oppositions and reexaminations or other similar proceedings), maintain (by timely paying all maintenance fees, renewal fees, and other such fees and costs required under applicable Laws) and extend all Theravance Patents and related applications. Theravance shall consult with GSK prior to abandoning any Theravance Patents or related applications that are material to the matters contemplated in this Agreement. Theravance shall regularly advise GSK of the status of all pending applications, including with respect to any hearings or other proceedings before any Governmental Authority, and, at GSK's request, shall provide GSK with copies of all documentation concerning such applications, including all correspondence to and from any Governmental Authority. Subject to Section 2.3.3, Theravance shall solicit GSK's advice and review of the nature and text of such patent applications and important prosecution matters related thereto in reasonably sufficient time prior to filing thereof, and Theravance shall take into account GSK's reasonable comments related thereto; provided, however, Theravance shall have the final decision authority with respect to any action relating to any Theravance Patent. Within the priority period, Theravance shall agree with GSK regarding the countries outside the United States in which corresponding applications should be filed ("OUS Filings"). It is presumed that a corresponding Patent Cooperation Treaty ("PCT") application will be filed unless otherwise agreed by the Parties. Theravance shall effect filing of all such applications within the priority period.

          Subject to Section 13.1.4, Theravance shall be responsible for all costs incurred in the United States in connection with procuring Theravance Patents, including applications preparation, filing fees, prosecution, maintenance and all costs associated with reexamination and interference proceedings in the United States Patent and Trademark Office and United States Courts. GSK shall be responsible for all out-of-pocket costs and expenses incurred by Theravance after the Effective Date that are associated with procuring corresponding OUS patents, including without limitation PCT and individual country filing fees, translations, maintenance, annuities, and protest proceedings. For all such OUS patent applications, Theravance will invoice GSK on a quarterly basis beginning April 1, 2003, setting forth all such expenses incurred. Reimbursement will be made to Theravance in United States Dollars within thirty (30) days of receipt of the invoice by GSK. GSK will within thirty (30) days following the Effective Date identify the GSK representative that should receive such invoices from Theravance. GSK's obligations hereunder are in addition to any obligations of GSK under Section 13.1.2(b)

          13.1.2    Prosecution and Maintenance of Patents Covering Joint Inventions.

          (a)   For Patents covering Joint Inventions, the Parties shall agree, without prejudice to ownership, which Party shall have the right to prepare and file a priority patent application, and prosecute such application(s) and maintain any patents derived therefrom, with the Parties equally sharing the reasonable out-of-pocket costs for the preparation, filing, prosecution and maintenance of such priority patent application. The Parties will reasonably cooperate to obtain any export licenses that might be required for such activities. Should the agreed upon Party elect not to prepare and/or file any such priority patent application, it shall (i) provide the other Party with written notice as soon as reasonably possible after making such election but in any event no later than sixty (60) days before the other Party would be faced with a possible loss of rights, (ii) give the other Party the right, at the other Party's discretion and sole expense, to prepare and file the priority application(s), and (iii) offer reasonable assistance in connection with such preparation and filing at no cost to the other Party except for reimbursement of reasonable out-of-pocket expenses incurred by the agreed upon Party in rendering such assistance. The other Party, at its discretion and cost, shall prosecute such application(s) and maintain sole ownership of any patents derived therefrom.

          (b)   Within nine (9) months after the filing date of a priority application directed to an Invention, the Party filing the priority application shall request that the other Party identify those non-priority, non-PCT ("foreign") Countries in which the other Party desires that the Party filing the priority application file corresponding patent applications. Within thirty (30) days after receipt by the other Party of such request from the Party filing the priority application, the other Party shall provide to the Party filing the priority application a written list of such foreign countries in which the other Party wishes to effect corresponding foreign patent applications filings. The Parties will then attempt to agree on the particular countries in which such applications will be filed, provided that in the event agreement is not reached, the application will be filed in the disputed as well as the non-disputed countries (all such filings referred to hereinafter as "Designated Foreign Filings"). Thereafter, within twelve (12) months after the filing date of the priority application, the Party filing the priority application shall effect all such Designated Foreign Filings. It is presumed unless otherwise agreed in writing by the Parties, that a corresponding PCT application will be filed designating all PCT member countries. As to each Designated Foreign Filing and PCT application, GSK shall bear the costs for the filing and prosecutions of such Designated Foreign Filing and PCT application (including entering national phase in all agreed countries). Should the Party filing the priority application not agree to file or cause to be filed a Designated Foreign Filing, the other Party will have the right to effect such Designated Foreign Filing in its name.

          (c)   Should the filing Party pursuant to Section 13.1.2(a) or 13.1.2(b) no longer wish to prosecute and/or maintain any patent application or patent resulting from such application, the filing Party shall (i) provide the non-filing Party with written notice of its wish no later than sixty (60) days before the patent or patent applications would otherwise become abandoned, (ii) give the non-filing Party the right, at the non-filing Party's election and sole expense, to prosecute and/or maintain such patent or patent application, and (iii) offer reasonable assistance to the non-filing Party in connection with such prosecution and/or maintenance at no cost to the non-filing Party except for reimbursement of the filing Party's reasonable out-of-pocket expenses incurred by the filing Party in rendering such assistance.

          (d)   Should the non-filing Party pursuant to Section 13.1.2(c) not wish to incur its share of preparation, filing, prosecution and/or maintenance costs for a patent application filed pursuant to Section 13.1.2(a) or 13.1.2(b) or patents derived therefrom, it shall (i) provide the filing Party with written notice of its wish, and (ii) continue to offer reasonable assistance to the filing Party in connection with such prosecution or maintenance at no cost to the filing Party except for reimbursement of the non-filing Party's reasonable out-of-pocket expenses incurred by the non-filing Party in rendering such assistance.

          (e)   The Parties agree to cooperate in the preparation and prosecution of all patent applications filed under Section 13.1.2(a) and 13.1.2(b), including obtaining and executing necessary powers of attorney and assignments by the named inventors, providing relevant technical reports to the filing Party concerning the invention disclosed in such patent application, obtaining execution of such other documents which shall be needed in the filing and prosecution of such patent applications, and, as requested, updating each other regarding the status of such patent applications.

          13.1.3    Prosecution and Maintenance of GSK Patents.    GSK shall have the exclusive right and obligation to (subject to GSK's election not to file, prosecute or maintain pursuant to Section 13.1.5) or to cause its licensors to, prepare, file and prosecute in a diligent manner (including without limitation by conducting interferences, oppositions and reexaminations or other similar proceedings), maintain (by timely paying all maintenance fees, renewal fees, and other such fees and costs required under applicable Laws) and extend all GSK Patents and related applications. Consistent with Section 2.3.3, GSK will consult with Theravance within the priority period for any patent application that is material to this Agreement concerning Countries in which corresponding applications will be filed. In the event the Parties can not agree, GSK shall make the final decision. GSK shall consult with Theravance prior to abandoning any GSK Patents or related applications that are material to the matters contemplated in this Agreement. GSK shall regularly advise Theravance of the status of all pending applications, including with respect to any hearings or other proceedings before any Governmental Authority, and, at Theravance's request, shall provide Theravance with copies of documentation relating to such applications, including all correspondence to and from any Governmental Authority. Subject to Section 2.3.3, GSK shall solicit Theravance's advice and review of the nature and text of such patent applications and important prosecution matters related thereto in reasonably sufficient time prior to filing thereof, and GSK shall take into account Theravance's reasonable comments relating thereto; provided that GSK shall have the final decision authority with respect to any action relating to a GSK Patent.

          13.1.4    GSK Step-In Rights.    If Theravance elects not to file, prosecute or maintain the Theravance Patents or claims encompassed by such Theravance Patents necessary for GSK to exercise its rights hereunder in any Country, Theravance shall give GSK notice thereof within a reasonable period prior to allowing such Theravance Patents, or such claims encompassed by such Theravance Patents, to lapse or become abandoned or unenforceable, and GSK shall thereafter have the right, at its sole expense, to prepare, file, prosecute and maintain such Theravance Patents in such Country.

          13.1.5    Theravance Step-In Rights.    If GSK elects not to file, prosecute or maintain the GSK Patents or claims encompassed by such GSK Patents necessary for Theravance to exercise its license rights hereunder in any Country, GSK shall give Theravance notice thereof within a reasonable period prior to allowing such GSK Patents, or such claims encompassed by such GSK Patents, to lapse or become abandoned or unenforceable, and Theravance shall thereafter have the right, at its sole expense, to prepare, file, prosecute and maintain such GSK Patents in such Country. In the event that GSK elects not to file, prosecute or maintain GSK Patents or claims that would affect the royalty owed Theravance pursuant to Section 6.3, GSK shall reimburse Theravance for all out-of-pocket expenses incurred by Theravance in connection with Theravance exercising its Step-In Rights under this Section.

          13.1.6    Execution of Documents by Agents.    Each of the Parties shall execute or have executed by its appropriate agents such documents as may be necessary to obtain, perfect or maintain any Patent Rights filed or to be filed pursuant to this Agreement, and shall cooperate with the other Party so far as reasonably necessary with respect to furnishing all information and data in its possession reasonably necessary to obtain or maintain such Patent Rights.

          13.1.7    Patent Term Extensions.    The Parties shall cooperate with each other in gaining patent term extension where applicable to Collaboration Products. The Joint Steering Committee shall determine which patents the Parties shall endeavor to have extended. All filings for such extension will be made by the Party to whom the patent is assigned after consultation with the other Party. In the event the Joint Steering Committee can not agree, the Party who is assigned the compound patent covering the LABA in the Collaboration Product will make the decision.

        13.2    Patent Infringement.

          13.2.1    Infringement Claims.    With respect to any and all Claims instituted by Third Parties against Theravance or GSK or any of their respective Affiliates for patent infringement involving the manufacture, use, license, marketing or sale of a Collaboration Product in the United States during the Term (each, a "Patent Infringement Claim") as applicable, Theravance and GSK will assist one another and cooperate in the defense and settlement of such Patent Infringement Claims at the other Party's request.

          13.2.2    Infringement of Theravance Patents.    In the event that Theravance or GSK becomes aware of actual or threatened infringement of a Theravance Patent during the Term, that Party will promptly notify the other Party in writing (a "Patent Infringement Notice"). Theravance will have the right but not the obligation to bring an infringement action against any Third Party. If Theravance elects to pursue such infringement action, Theravance shall be solely responsible for the costs and expenses associated with such action and retain all recoveries. During the Term, in the event that Theravance does not undertake such an infringement action, upon Theravance's written consent, which shall not be unreasonably withheld, refused, conditioned or delayed, GSK shall be permitted to do so in Theravance's or the relevant Theravance Affiliate's name and on Theravance's or the relevant Theravance Affiliate's behalf. If Theravance has consented to an infringement action but GSK is not recognized by the applicable court or other relevant body as having the requisite standing to pursue such action, then GSK may join Theravance as party-plaintiff. If GSK elects to pursue such infringement action, Theravance may be represented in such action by attorneys of its own choice and its own expense with GSK taking the lead in such action.

          13.2.3    Infringement of GSK Patents.    In the event that GSK or Theravance becomes aware of actual or threatened infringement of a GSK Patent during the Term, that Party will promptly notify the other Party in writing. GSK will have the right but not the obligation to bring an infringement action against any Third Party. If GSK elects to pursue such infringement action, GSK shall be solely responsible for the costs and expenses associated with such action and retain all recoveries. During the Term, in the event that GSK does not undertake such an infringement action, upon GSK's written consent, which shall not be unreasonably withheld, refused, conditioned or delayed, Theravance shall be permitted to do so in GSK's or the relevant GSK Affiliate's name and on GSK's or the relevant GSK Affiliate's behalf. If GSK has consented to an infringement action but Theravance is not recognized by the applicable court or other relevant body as having the requisite standing to pursue such action, then Theravance may join GSK as a party-plaintiff. If Theravance elects to pursue such infringement action, GSK may be represented in such action by attorneys of its own choice and at its own expense, with Theravance taking the lead in such action.

        13.3    Notice of Certification.    GSK and Theravance each shall immediately give notice to the other of any certification filed under the "U.S. Drug Price Competition and Patent Term Restoration Act of 1984" (or its foreign equivalent) claiming that a GSK Patent or a Theravance Patent is invalid or that infringement will not arise from the manufacture, use or sale of any Collaboration Product by a Third Party ("Hatch-Waxman Certification").

          13.3.1    Notice.    If a Party decides not to bring infringement proceedings against the entity making such a certification, such Party shall give notice to the other Party of its decision not to bring suit within twenty-one (21) days after receipt of notice of such certification.

          13.3.2    Option.    Such other Party then may, but is not required to, bring suit against the entity that filed the certification.

          13.3.3    Name of Party.    Any suit by Theravance or GSK shall either be in the name of Theravance or in the name of GSK, (or any Affiliate) or jointly in the name of Theravance and GSK (or any Affiliate), as may be required by law.

        13.4    Assistance.    For purposes of this Article 13, the Party not bringing suit shall execute such legal papers necessary for the prosecution of such suit as may be reasonably requested by the Party bringing suit. The out-of-pocket costs and expenses of the Party bringing suit shall be reimbursed first out of any damages or other monetary awards recovered in favor of GSK or Theravance. The documented out-of-pocket costs and expenses of the other Party shall then be reimbursed out of any remaining damages or other monetary awards. The Party initiating and prosecuting the action to completion will retain any remaining damages or other monetary awards following such reimbursements.

        13.5    Settlement.    No settlement or consent judgment or other voluntary final disposition of a suit under this Article may be entered into without the joint written consent of GSK and Theravance (which consent will not be withheld unreasonably).

ARTICLE 14
TERM AND TERMINATION

        14.1    Term and Expiration of Term.    Unless otherwise mutually agreed to by the Parties, this Agreement shall commence on the Effective Date and shall end upon expiration of the Term, unless terminated early as contemplated hereunder. Unless terminated early under this Article 14, the licenses granted by Theravance to GSK pursuant to Section 2.1 with respect to the Collaboration Products shall be considered fully-paid and shall become non-exclusive upon expiration of the Term.

        14.2    Termination for Material Breach.    Either Party may, without prejudice to any other remedies available to it at law or in equity, terminate this Agreement subject to Section 14.10 in the event that the other Party (as used in this subsection, the "Breaching Party") shall have materially breached or defaulted in the performance of any of its obligations. The Breaching Party shall, if such breach can be cured, have sixty (60) days after written notice thereof was provided to the Breaching Party by the non-breaching Party to remedy such default (or, if such default cannot be cured within such 60-day period, the Breaching Party must commence and diligently continue actions to cure such default during such 60-day period). Any such termination shall become effective at the end of such 60-day period unless the Breaching Party has cured any such breach or default prior to the expiration of such 60-day period (or, if such default is capable of being cured but cannot be cured within such 60-day period, the Breaching Party has commenced and diligently continued actions to cure such default provided always that, in such instance, such cure must have occurred within one hundred twenty (120) days after written notice thereof was provided to the Breaching Party by the non-breaching Party to remedy such default).

        14.3    GSK Right to Terminate Development of a Collaboration Product.    On a Collaboration Product-by-Collaboration Product basis, and at any time during Development and prior to First Commercial Sale of the applicable Collaboration Product, GSK shall have the right to terminate Development of such Collaboration Product (upon the provision of ninety (90) days written notice) for reasons of Technical Failure or Commercial Failure following communication to, and assessment of such proposed termination by, the Joint Project Committee and Joint Steering Committee (in which case such Collaboration Product shall be referred to as a "Terminated Development Collaboration Product"). For the avoidance of doubt, a "Terminated Development Collaboration Product" can be any of the following: [*].

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT AHS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

        14.4    GSK Right to Terminate Commercialization of a Collaboration Product Following First Commercial Sale.    On a Collaboration Product-by-Collaboration Product basis, and on a Country-by-Country basis, at any time after First Commercial Sale of the applicable Collaboration Product in such country, GSK shall have the right to terminate Commercialization of such Collaboration Product (upon the provision of one hundred and eighty (180) days written notice) for reasons of Commercial Failure or Technical Failure and following communication to, and assessment of such proposed termination by, the Joint Project Committee and Joint Steering Committee (in which case, such Collaboration Product shall be referred to as a "Terminated Commercialized Collaboration Product"). For the avoidance of doubt, a Terminated Commercialized Collaboration Product can be any of the following: [*].

        14.5    Termination of the Agreement Due to Discontinuation of Development of All Collaboration Products and All Pooled Compounds.    Any time following the [*] the Effective Date, either Party may terminate this Agreement, subject to Section 14.10, upon the provision of ninety (90) days written notice if Development of all Collaboration Products and all Pooled Compounds have been discontinued for Technical Failure and/or Commercial Failure. Notwithstanding the foregoing, in the event that (i) Development of all Collaboration Products and all Pooled Compounds (including any Replacement Compounds) has ceased for at least [*], (ii) all such termination and/or discontinuance decisions have been validly approved by the Joint Steering Committee, and (iii) both parties have provided written notice to the other that such party does not intend to contribute any additional Replacement Compounds to the collaboration, then either Party shall be entitled to terminate this Agreement, subject to Section 14.10, upon the provision of ninety (90) days written notice.

        14.6    Effects of Termination.

          14.6.1    Effect of Termination for Material Breach.

            (a)    Material Breach by Theravance.    In the event this Agreement is terminated by GSK pursuant to Section 14.2 for material breach by Theravance, all licenses granted by Theravance to GSK under this Agreement shall survive, subject to GSK's continued obligation to pay milestones and royalties to Theravance hereunder. In such event, GSK shall retain all of its rights to bring an action against Theravance for damages and any other available remedies in law or equity, and shall be entitled to set-off against any monies payable to Theravance hereunder all amounts GSK reasonably believes constitute its damages incurred by such breach, subject to final judicial resolution or settlement. Also, Theravance shall, at its sole expense, promptly transfer to GSK copies of all data, reports, records and materials in its possession or control that relate to the Collaboration Products that contain a GSK Compound and return to GSK, or destroy at GSK's request, all relevant records and materials in its possession or control containing Confidential Information of GSK (provided that Theravance may keep one copy of such Confidential Information of GSK for archival purposes only in accordance with Section 10.1).

            (b)    Material Breach By GSK.    In the event that this Agreement is terminated by Theravance pursuant to Section 14.2 for material breach by GSK:

    (i)
    GSK shall [*] promptly transfer to Theravance copies of all data, reports, records and materials in its possession or control that relate to the Theravance Compounds and return to Theravance, or destroy at Theravance's request, all relevant records and materials in its possession or control containing Confidential Information of Theravance (provided that GSK may keep one copy of such Confidential Information of Theravance for archival purposes only in accordance with Section 10.1).

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT AHS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

    (ii)
    GSK shall [*] transfer to Theravance, or shall cause its designee(s) to transfer to Theravance, ownership of all regulatory filings made or filed for any Collaboration Product that contains a LABA as a single agent (to the extent that any are held in GSK's or such designee(s)'s name), and such transfer to be as permitted by applicable Laws and regulations; otherwise GSK shall cooperate as necessary to permit Theravance to exercise its rights hereunder.

    (iii)
    Theravance shall have the non-exclusive right to [*].

    (iv)
    All of the provisions of Section [*] shall apply for the benefit of Theravance for any Collaboration Product for which [*] at the effective date of such termination, subject to the limitations set forth in Section [*].

    (v)
    All the provisions of Section [*] shall apply for any Collaboration Product that has been Commercialized at the effective date of such termination.

    (vi)
    All licenses granted by Theravance to GSK with respect to the applicable Theravance Compounds under this Agreement shall terminate.

    (vii)
    Theravance shall retain all of its rights to bring an action against GSK for damages and any other available remedies in law or equity, and shall be entitled to set-off against any monies payable to GSK hereunder all amounts Theravance reasonably believes constitute its damages incurred by such breach, subject to final judicial resolution or settlement.

          14.6.2    Effect of Termination by GSK of Certain Terminated Development Collaboration Product(s).    If GSK terminates a Collaboration Product [*] concerning such Collaboration Product, and Development of all other Collaboration Products and Pooled Compounds have been discontinued for Technical Failure and/or Commercial Failure, then at the sole election of Theravance, the following shall apply:

    (a)
    GSK shall [*] promptly transfer to Theravance copies of all data, reports, records and materials in its possession or control that relate to the Theravance Compounds and return to Theravance, or destroy at Theravance's request, all relevant records and materials in its possession or control containing Confidential Information of Theravance (provided that GSK may keep one copy of such Confidential Information of Theravance for archival purposes only in accordance with Section 10.1).

    (b)
    GSK shall [*] transfer to Theravance, or shall cause its designee(s) to transfer to Theravance, ownership of all regulatory filings made or filed for the Terminated Development Collaboration Product that contains a LABA as a single agent (to the extent that any are held in GSK's or such designee(s)'s name), such transfer to be as permitted by any Third Party licenses or other such prior rights and applicable Laws and regulations, otherwise GSK shall cooperate as necessary to permit Theravance to exercise its rights hereunder.

    (c)
    Theravance shall have the non-exclusive right to [*].

    (d)
    For [*].

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    (e)
    In the event of a Change in Control of Theravance prior to termination by GSK under Section 14.3, none of the provisions under this Section 14.6.2 shall survive as they pertain to any Collaboration Product other than [*].

          14.6.3    Effect of Termination by GSK of a Terminated Commercialized Collaboration Product.    The provisions of this Section 14.6.3 shall apply only where a Terminated Commercialised Collaboration Product is not being or has not been replaced by an alternative Collaboration Product under this Agreement and provided that, [*]. GSK will use reasonable efforts to assist Theravance in locating a mutually acceptable Third Party to carry out the rights and activities contemplated by this Section 14.6.3. Subject to the foregoing:

    (a)
    If GSK terminates a Collaboration Product after First Commercial Sale of such Collaboration Product in one or more of the Major Market Countries, Theravance shall have the right in its sole discretion and at its sole expense, for its own benefit or together with a Third Party, to commercialize such Terminated Commercialized Collaboration Product in any of such Major Market Countries where it has been terminated.

    (b)
    If GSK terminates Commercialization of a Collaboration Product in all Countries of the Territory following the first commercial sale in any Country of the Territory, Theravance shall have the right in its sole discretion and at it sole expense, for its own benefit or together with a Third Party, to Commercialise such Terminated Commercialized Collaboration Product in the Territory.

    (c)
    [*].

    (d)
    In the event Theravance exercises its rights under Section 14.6.3(a) and (b) above, the Parties shall negotiate in good faith a [*] for such Terminated Commercialized Collaboration Product which shall ensure that, based on commercially reasonable terms (recognizing the Commercialized status of the Terminated Commercialized Collaboration Product), Theravance has a [*].

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    (e)
    In the event of a Change in Control of Theravance, prior to termination by GSK under Section 14.4, [*].

    (f)
    [*].

          14.6.4    Effect of Termination of the Agreement Due to Discontinuation of Development Prior to First Commercial Sale of All Collaboration Products and All Pooled Compounds.    In the event that the Agreement is terminated pursuant to Section 14.5, the following shall occur:

            (i)    Return of Materials.    GSK shall [*] promptly transfer to Theravance copies of all data, reports, records and materials in its possession or control that relate to the Theravance Compounds and return to Theravance, or destroy at Theravance's request, all relevant records and materials in its possession or control containing Confidential Information of Theravance (provided that GSK may keep one copy of such Confidential Information of Theravance for archival purposes only in accordance with Section 10.1). Theravance shall, at its sole expense, promptly transfer to GSK copies of all data, reports, records and materials in its possession or control that relate to the GSK Compounds and return to GSK, or destroy at GSK's request, all relevant records and materials in its possession or control containing Confidential Information of GSK (provided that Theravance may keep one copy of such Confidential Information of GSK for archival purposes only in accordance with Section 10.1).

            (ii)    Transfer of Regulatory Filings.    GSK shall [*] transfer to Theravance, or shall cause its designee(s) to transfer to Theravance, ownership of all regulatory filings made or filed for any Terminated Development Collaboration Product (to the extent that any are held in GSK's or such designee(s)'s name), but only where [*] and such transfer to be as permitted by applicable Laws and regulations. GSK, at its sole discretion, shall also give due consideration to transferring to Theravance any additional regulatory filings for a Terminated Development Collaboration Product which contains a [*].

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT AHS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

            (iii)    License Rights.    All licenses granted by Theravance to GSK with respect to the Collaboration Products under this Agreement shall terminate.

            (iv)    Stock Return.    GSK shall return to Theravance all available formulated and API stocks that contain a Theravance Compound and which are then held by GSK or cause such API stocks to be provided to Theravance if held by a vendor or other Third Party on behalf of GSK.

            (v)    Limitations on Further Development by GSK.    GSK shall not be permitted to continue or re-initiate clinical Development of any GSK Compound that is both a Terminated Collaboration Product and a LABA in the Field for a period of [*] after the date of such termination.

        14.7    License Rights.    Except as otherwise provided herein in, all licenses granted hereunder relating to Terminated Collaboration Products shall terminate. Also the Parties accept that nothing provided for in this Article 14 or elsewhere in this Agreement, grants any licenses (whether exclusive, semi-exclusive or otherwise) from GSK to Theravance for any (i) GSK Compound (ii) GSK Invention (ii) GSK Know How and (iv) GSK Patents, except for those rights essential and specific to enable Theravance to exercise those rights and carry out those activities contemplated under Section 14.6 above.

        14.8    Milestone Payments.    Neither Party shall be obligated to make a Development Milestone payment under Section 6.2 which is triggered by an event occurring after the effective date of termination of this Agreement with respect to a Collaboration Product.

        14.9    Subsequent Royalties.    If after termination of this Agreement either Party subsequently Develops and Commercializes any [*] for the treatment / prophylaxis of respiratory diseases which (i) was [*] or (ii) was a [*], it will pay to the other Party a royalty on Net Sales of any such products at the rate of [*] for a single-agent product and [*] for the first combination product for a period of [*] from the date of launch on a Country-by-Country basis; provided, however, that this royalty shall not apply to any compound or product (including new product line extensions and/or re-formulation work) where the original compound or product is, as of the date of signature of this Agreement, already Commercialized.

        14.10    Accrued Rights; Surviving Obligations.    Termination, relinquishment or expiration of this Agreement for any reason shall be without prejudice to any rights that shall have accrued to the benefit of any Party prior to such termination, relinquishment or expiration. Such termination, relinquishment or expiration shall not relieve any Party from obligations which are expressly or by implication intended to survive termination, relinquishment or expiration of this Agreement, including without limitation Article 10, and shall not affect or prejudice any provision of this Agreement which is expressly or by implication provided to come into effect on, or continue in effect after, such termination, relinquishment or expiration.

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT AHS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

ARTICLE 15
LIMITATIONS RELATING TO THERAVANCE EQUITY SECURITIES

        15.1    Purchases of Equity Securities.    So long as this Agreement remains in effect and for a period of [*] thereafter, except as permitted by Section 15.2, or as otherwise agreed in writing by Theravance, GSK and its Affiliates will not (and will not assist or encourage others to) directly or indirectly in any manner:

          15.1.1    acquire, or agree to acquire, directly or indirectly, alone or in concert with others, by purchase, gift or otherwise, any direct or indirect beneficial ownership (within the meaning of Rule l3d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) or interest in any securities or direct or indirect rights, warrants or options to acquire, or securities convertible into or exchangeable for, any securities of Theravance;

          15.1.2    make, or in any way participate in, directly or indirectly, alone or in concert with others, any "solicitation" of "proxies" to vote (as such terms are used in the proxy rules of the Securities and Exchange Commission (the "SEC") promulgated pursuant to Section 14 of the Exchange Act); provided, however, that the prohibition in this Section 15.1.2 shall not apply to solicitations exempted from the proxy solicitation rules by Rule 14a-2 under the Exchange Act as such Rule 14a-2 is in effect as of the date hereof;

          15.1.3    form, join or in any way participate in a "group" within the meaning of Section 13(d)(3) of the Exchange Act with respect to any voting securities of Theravance;

          15.1.4    acquire or agree to acquire, directly or indirectly, alone or in concert with others, by purchase, exchange or otherwise, (i) any of the assets, tangible or intangible, of Theravance or (ii) direct or indirect rights, warrants or options to acquire any assets of Theravance, except for such assets as are then being offered for sale by Theravance;

          15.1.5    enter into any arrangement or understanding with others to do any of the actions restricted or prohibited under Sections 15.1.1, 15.1.2, 15.1.3, or 15.1.4.

          15.1.6    otherwise act in concert with others, to seek to offer to Theravance or any of its stockholders any business combination, restructuring, recapitalization or similar transaction to or with Theravance or otherwise seek in concert with others, to control, change or influence the management, board of directors or policies of Theravance or nominate any person as a director of Theravance who is not nominated by the then incumbent directors, or propose any matter to be voted upon by the stockholders of Theravance.

        15.2    Exceptions for Purchasing Securities of Theravance.    Nothing herein shall prevent GSK or its Affiliates (or in the case of Section 15.2.4, their employees) from:

          15.2.1    purchasing the Series E Preferred Stock of Theravance on the Effective Date as contemplated herein.

          15.2.2    purchasing additional equity securities of Theravance after the Effective Date if after such purchase GSK and its Affiliates would own in the aggregate no greater percent of the total voting power of all voting securities of Theravance then outstanding than GSK together with its Affiliates owned immediately after purchase of the Series E Preferred Stock on the Effective Date.

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          15.2.3    acquiring securities of Theravance issued in connection with stock splits or recapitalizations or on exercise of pre-emptive rights afforded to Theravance stockholders generally.

          15.2.4    purchasing securities of Theravance pursuant to (i) a pension plan established for the benefit of GSK's employees, (ii) any employee benefit plan of GSK, (iii) any stock portfolios not controlled by GSK or any of its Affiliates that invest in Theravance among other companies, or (iv) following an initial public offering of Theravance common stock, for the account of a GSK employee in such employee's personal capacity.

          15.2.5    acquiring securities of another biotechnology or pharmaceutical company that beneficially owns any of Theravance's securities.

          15.2.6    acquiring equity securities of Theravance without any limitation following initiation by a third party of an unsolicited tender offer to purchase [*] or more of any class or service of Theravance's publicly traded voting securities (a "Hostile Tender Offer"); provided that the exception provided by this Section 15.2.6 shall be limited to the classes or series of Theravance's securities that are the subject of the Hostile Tender Offer; provided, further, that, in the event that either (a) such Hostile Tender Offer is terminated or expires without the purchase of at least [*] of any class or series of Theravance's publicly traded voting securities by such third party, or (b) the Theravance Board of Directors subsequently recommends that such offer be accepted, then following the date of such termination, expiration or recommendation the acquisitions by GSK and/or its Affiliates under this Section 15.2.6 prior to the events described in clauses (a) and (b) above shall not be considered a breach by GSK of the provisions of Section 15.2 as long as GSK, at its option, either:

              (i)  divests (or cause to be divested) in one or more open-market transactions such number of shares of Theravance's securities acquired by it and its Affiliates pursuant to this Section 15.2.6 such that after such divestiture GSK and its Affiliates would own in the aggregate no greater percent of the total voting power of all voting securities of Theravance then outstanding than GSK together with its Affiliates owned immediately prior to the commencement of such Hostile Tender Offer, any such divestiture to be completed as expeditiously as possible consistent with applicable securities laws and regulations and in a manner intended to shield GSK and its Affiliates from liability for recovery of short swing profits under Section 16 of the Exchange Act and the rules promulgated thereunder; or

             (ii)  enters into a voting agreement, proxy or similar arrangement pursuant to which (A) all Theravance voting securities acquired pursuant to this Section 15.2.6 are voted on all matters to be voted on by holders of Theravance voting securities, including, but not limited to, in favor of any transaction involving a proposed Change in Control (as defined below) of Theravance in the same proportion as the outstanding Theravance voting securities not held by GSK or any GSK Affiliate are voted, (B) no Theravance voting securities beneficially owned by GSK and/or any Affiliate abstain from such a vote, and (C) no dissenter or appraisal or similar rights are exercised with respect to any vote relating to a Change in Control of Theravance.

        15.3    Voting.    Until the date of an initial public offering of Theravance common stock, GSK shall ensure that all outstanding Theravance voting securities beneficially owned by GSK and/or any GSK Affiliate are voted for management's nominees to the Board of Directors of Theravance to the extent not inconsistent with Section 2.8 of the Investors' Rights Agreement.

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        15.4    Theravance Voting Securities Transfer Restrictions.

          15.4.1    So long as this Agreement remains in effect and for a period of one (1) year thereafter, neither GSK nor any of its Affiliates shall dispose of beneficial ownership of Theravance voting securities except (i) pursuant to a bona fide public offering registered under the Securities Act of either Theravance voting securities or securities exchangeable or exercisable for Theravance voting securities (in which the securities are broadly distributed and GSK does not select the purchasers); or (ii) pursuant to Rule 144 under the Securities Act (provided that if Rule 144(k) is available, such transfer nevertheless is within the volume limits and manner of sale requirements applicable to non-144(k) transfers under Rule 144); or (iii) in transactions that to the knowledge of GSK do not, directly or indirectly, result in any person or group owning or having the right to acquire or intent to acquire beneficial ownership of Theravance voting securities with aggregate voting power of five percent or more of the aggregate voting power of all outstanding Theravance voting securities.

          15.4.2    Notwithstanding the foregoing, the restrictions on disposition under Section 15.4.1 shall not apply if, as a result of such disposition, (A) no filing by any Person (including, but not limited to GSK or any of its Affiliates) shall be required under any Law (including but not limited to the Exchange Act) that would identify GSK or any of its Affiliates as the seller of the securities, and (B) neither GSK nor any of its Affiliates (or any transferee thereof) would be required by Law (including without limitation the disclosure requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act) to make any public announcement of the transfer or disposition.

          15.4.3    So long as this Agreement remains in effect and for a period of one (1) year thereafter, neither GSK nor any of its Affiliates may make any public disclosure of any holdings of or disposition of beneficial ownership of Theravance voting securities unless such disclosure is approved in advance in writing by Theravance, such approval not to be unreasonably withheld or delayed. Notwithstanding the foregoing, no consent of Theravance shall be required for any filing that GSK or any of its Affiliates is required to make under applicable Law in any jurisdiction, including without limitation any Form 144 under the Securities Act, any Form 4 under the Exchange Act, or any Schedule 13D or 13G or any amendments thereto under the Exchange Act; provided that, prior to making any such filings, GSK shall use reasonable efforts to (i) to provide Theravance notice and a copy of such proposed filings and (ii) consult with Theravance on the content of such filings.

        15.5    Termination of Purchase Restrictions.    The limitations on purchase of equity securities set forth in Section 15.1 shall terminate immediately upon a transaction or series of related transactions following a Change in Control of Theravance.

ARTICLE 16
MISCELLANEOUS

        16.1    Relationship of the Parties.    Each Party shall bear its own costs incurred in the performance of its obligations hereunder without charge or expense to the other except as expressly provided in this Agreement. Neither Party shall have any responsibility for the hiring, termination or compensation of the other Party's employees or for any employee benefits of such employee. No employee or representative of a Party shall have any authority to bind or obligate the other Party to this Agreement for any sum or in any manner whatsoever, or to create or impose any contractual or other liability on the other Party without said Party's approval. For all purposes, and notwithstanding any other provision of this Agreement to the contrary, GSK's legal relationship under this Agreement to Theravance shall be that of independent contractor. This Agreement is not a partnership agreement and nothing in this

Agreement shall be construed to establish a relationship of co-partners or joint venturers between the Parties.

        16.2    Registration and Filing of This Agreement.    To the extent, if any, that either Party concludes in good faith that it or the other Party is required to file or register this Agreement or a notification thereof with any Governmental Authority, including without limitation the U.S. Securities and Exchange Commission, the Competition Directorate of the Commission of the European Communities or the U.S. Federal Trade Commission, in accordance with Law, such Party shall inform the other Party thereof. Should both Parties jointly agree that either of them is required to submit or obtain any such filing, registration or notification, they shall cooperate, each at its own expense, in such filing, registration or notification and shall execute all documents reasonably required in connection therewith. In such filing, registration or notification, the Parties shall request confidential treatment of sensitive provisions of this Agreement, to the extent permitted by Law. The Parties shall promptly inform each other as to the activities or inquiries of any such Governmental Authority relating to this Agreement, and shall reasonably cooperate to respond to any request for further information there from on a timely basis.

        16.3    Force Majeure.    The occurrence of an event which materially interferes with the ability of a Party to perform its obligations or duties hereunder which is not within the reasonable control of the Party affected or any of its Affiliates, not due to malfeasance by such Party or its Affiliates, and which could not with the exercise of due diligence have been avoided (each, a "Force Majeure Event"), including, but not limited to, an injunction, order or action by a Governmental Authority, fire, accident, labor difficulty, strike, riot, civil commotion, act of God, inability to obtain raw materials, delay or errors by shipping companies or change in law, shall not excuse such Party from the performance of its obligations or duties under this Agreement, but shall merely suspend such performance during the continuation of the Force Majeure. The Party prevented from performing its obligations or duties because of a Force Majeure Event shall promptly notify the other Party of the occurrence and particulars of such Force Majeure and shall provide the other Party, from time to time, with its best estimate of the duration of such Force Majeure Event and with notice of the termination thereof. The Party so affected shall use Diligent Efforts to avoid or remove such causes of nonperformance as soon as is reasonably practicable. Upon termination of the Force Majeure Event, the performance of any suspended obligation or duty shall promptly recommence. The Party subject to the Force Majeure Event shall not be liable to the other Party for any direct, indirect, consequential, incidental, special, punitive, exemplary or other damages arising out of or relating to the suspension or termination of any of its obligations or duties under this Agreement by reason of the occurrence of a Force Majeure Event, provided such Party complies in all material respects with its obligations under this Section 16.3.

        16.4    Governing Law.    This Agreement shall be construed, and the respective rights of the Parties determined, according to the substantive law of the State of Delaware notwithstanding the provisions governing conflict of laws under such Delaware law to the contrary, except matters of intellectual property law which shall be determined in accordance with the intellectual property laws relevant to the intellectual property in question.

        16.5    Attorneys' Fees and Related Costs.    In the event that any legal proceeding is brought to enforce or interpret any of the provisions of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees, court costs and expenses of litigation whether or not the action or proceeding proceeds to final judgment.

        16.6    Assignment.    This Agreement may not be assigned by either Party without the prior written consent of the other Party; provided, however that either Party may assign this Agreement, in whole or in part, to any of its Affiliates if such Party guarantees the performance of this Agreement by such Affiliate; and provided further that either Party may assign this Agreement to a successor to all or substantially all of the assets of such Party whether by merger, sale of stock, sale of assets or other similar transaction. This Agreement shall be binding upon, and subject to the terms of the foregoing sentence, inure to the benefit of the Parties hereto, their permitted successors, legal representatives and assigns.

        16.7    Notices.    All demands, notices, consents, approvals, reports, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally, by facsimile with confirmation of receipt, by mail (first class, postage prepaid), or by overnight delivery using a globally-recognized carrier, to the Parties at the following addresses:

Theravance:	Theravance, Inc. 901 Gateway Boulevard South San Francisco, CA 94080 Facsimile: 650-827-8683 Attn: Senior Vice President, Commercial Development
GSK:	Glaxo Group Limited Glaxo Wellcome House Berkeley Avenue Greenford Middlesex UB6 0NN United Kingdom Attn: Company Secretary Facsimile: 011 44 208-047-6912
With a copy to:	GlaxoSmithKline plc 980 Great West Road Brentford Middlesex TW8 9GS United Kingdom Attn: Corporate Law Facsimile: 011 44 208-047-6912
and with a copy to:	Brentford Middlesex TW8 9GS United Kingdom Attn: Vice President, Worldwide Business Development Facsimile: 011 44 208-990-8142

or to such other address as the addressee shall have last furnished in writing in accord with this provision to the addressor. All notices shall be deemed effective upon receipt by the addressee.

        16.8    Severability.    In the event of the invalidity of any provisions of this Agreement or if this Agreement contains any gaps, the Parties agree that such invalidity or gap shall not affect the validity of the remaining provisions of this Agreement. The Parties will replace an invalid provision or fill any gap with valid provisions which most closely approximate the purpose and economic effect of the invalid provision or, in case of a gap, the Parties' presumed intentions. In the event that the terms and conditions of this Agreement are materially altered as a result of the preceding sentences, the Parties shall renegotiate the terms and conditions of this Agreement in order to resolve any inequities. Nothing in this Agreement shall be interpreted so as to require either Party to violate any applicable laws, rules or regulations.

        16.9    Headings.    The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

        16.10    Waiver.    Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. No waiver by any Party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. Except as expressly set forth in this Agreement, all rights and remedies available to a Party, whether under this Agreement or afforded by law or otherwise, will be cumulative and not in the alternative to any other rights or remedies that may be available to such Party.

        16.11    Entire Agreement.    This Agreement (including the exhibits and schedules hereto) constitutes the entire agreement between the Parties hereto with respect to the within subject matter and supersedes all previous agreements and understandings between the Parties, whether written or oral. This Agreement may be altered, amended or changed only by a writing making specific reference to this Agreement and signed by duly authorized representatives of Theravance and GSK.

        16.12    No License.    Nothing in this Agreement shall be deemed to constitute the grant of any license or other right in either Party, to or in respect of any Collaboration Product, patent, trademark, Confidential Information, trade secret or other data or any other intellectual property of the other Party, except as expressly set forth herein.

        16.13    Third Party Beneficiaries.    None of the provisions of this Agreement shall be for the benefit of or enforceable by any Third Party, including without limitation any creditor of either Party hereto. No such Third Party shall obtain any right under any provision of this Agreement or shall by reasons of any such provision make any Claim in respect of any debt, liability or obligation (or otherwise) against either Party hereto.

        16.14    Counterparts.    This Agreement may be executed in any two counterparts, each of which, when executed, shall be deemed to be an original and both of which together shall constitute one and the same document.

        16.15    Single Closing Condition.    The obligation of each Party to consummate the transaction contemplated hereby is subject to the satisfaction of the following condition (the "Closing Condition"): All filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and any other similar competition or merger control laws that are necessary in any jurisdiction with respect to the transaction contemplated hereby shall have been made and any required waiting period under such laws shall have expired or been terminated and any Governmental Authority that has power under or authority to enforce such laws shall have, if applicable, approved, cleared or decided neither to initiate proceedings or otherwise intervene in respect of the transaction contemplated hereby nor to refer the transaction to any other competent Governmental Authority. Each Party shall use good faith efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other party in doing, all things necessary, proper or advisable to consummate and make effective the transaction contemplated by this Agreement, including, but not limited to satisfaction of the Closing Condition and each Party shall keep the other Party reasonably apprised of the status of matters relating to the completion of same. In connection with the foregoing, the Parties hereby agree to negotiate in good faith to make as soon as practicable any modification or amendment to this Agreement or any agreement related hereto that is required by the United States Federal Trade Commission, Department of Justice or equivalent Governmental Authority, provided that no Party shall be required to agree to any modification or amendment that, in the reasonable opinion of such Party's external legal or financial counsel, would be adverse to such Party. This Agreement may be terminated by either Party upon written notice any time after June 1, 2003 if the transactions contemplated by this Agreement shall not have been consummated by June 1, 2003 due to failure to satisfy the Closing Condition; provided, however, that the terminating Party shall not have breached in any material respect its obligations under this Agreement in any manner that shall have been the proximate cause of, or resulted in, the failure to satisfy the Closing Condition or otherwise to consummate the transactions contemplated by this Agreement by such date.

        IN WITNESS WHEREOF, Theravance and GSK, by their duly authorized officers, have executed this Agreement on November 14, 2002.

THERAVANCE, INC.		GLAXO GROUP LIMITED
By:	/s/ RICK E WINNINGHAM Rick E Winningham Chief Executive Officer	By:	/s/ JEAN-PIERRE GARNIER Jean-Pierre Garnier Chief Executive Officer

Schedule 1.19

Criteria for Theravance New Compounds and Replacement Compounds

[*]

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Schedule 6.1.2

Preferred Stock Purchase Agreement

THERAVANCE, INC.

SERIES E PREFERRED

STOCK PURCHASE AGREEMENT

December 19, 2002

i

4.8 Filing of the Restated Certificate	10
4.9 HSR Act	10
5. Conditions of the Company's Obligations at Closing	10
5.1 Representations and Warranties	10
5.2 Qualifications	10
5.3 Investors' Rights Agreement	11
5.4 HSR Act	11
6. Miscellaneous	11
6.1 Survival of Warranties	11
6.2 Successors and Assigns	11
6.3 Governing Law	11
6.4 Counterparts	11
6.5 Titles and Subtitles	11
6.6 Notices	11
6.7 Finder's Fee	11
6.8 Expenses	12
6.9 Amendments and Waivers	12
6.10 Severability	12
6.11 Confidentiality	12
6.12 Publicity	12
6.13 Entire Agreement	13
6.14 Waiver of Conflicts	13
SCHEDULE A	Schedule of Exceptions
EXHIBIT A	Restated Certificate of Incorporation
EXHIBIT B	Amended and Restated Investors' Rights Agreement
EXHIBIT C	Opinion of Counsel for the Company

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THERAVANCE, INC.

SERIES E PREFERRED STOCK PURCHASE AGREEMENT

        THIS STOCK PURCHASE AGREEMENT is made as of the 19th day of December, 2002, by and among Theravance, Inc., a Delaware corporation (the "Company"), and Glaxo Group Limited, a limited liability company organized under the laws of England and Wales (the "Investor").

        THE PARTIES HEREBY AGREE AS FOLLOWS:

        1.    Purchase and Sale of Stock.

        1.1    Sale and Issuance of Series E Preferred Stock.

          (a)   The Company shall adopt and file with the Secretary of State Delaware on or before the Closing (as defined below) the Restated Certificate of Incorporation in the form attached hereto as Exhibit A (the "Restated Certificate").

          (b)   On or prior to the Closing (as defined below), the Company shall have authorized (i) the sale and issuance pursuant to this Agreement of up to an aggregate of 4,000,000 shares at a price of $10.00 per share of its Series E Preferred Stock and (ii) the issuance of the same number of shares of its Common Stock to be issued upon conversion of the Series E Preferred Stock (the "Conversion Shares"). The Series E Preferred Stock and the Conversion Shares shall have the rights, preferences, privileges and restrictions set forth in the Restated Certificate.

          (c)   Subject to the terms and conditions of this Agreement, the Investor agrees, severally and not jointly, to purchase at the Closing and the Company agrees to sell and issue to the Investor at the Closing, 4,000,000 shares of the Company's Series E Preferred Stock for an aggregate purchase price of $40,000,000.

        1.2    Closing.    The purchase and sale of the Series E Preferred Stock shall take place at the offices of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, 610 Lincoln Street, Waltham, MA 02451, at 10:00 A.M., on the date all conditions to closing set forth in Sections 4 and 5 have been satisfied or effectively waived, or at such other time and place as the Company and Investor mutually agree upon orally or in writing (which time and place are designated as the "Closing"). At the Closing the Company shall deliver to the Investor a certificate representing the Series E Preferred Stock that the Investor is purchasing against payment of the purchase price therefor by check or wire transfer, or any combination thereof.

        2.    Representations and Warranties of the Company.    The Company hereby represents and warrants to the Investor that, except as set forth on a Schedule of Exceptions (the "Schedule of Exceptions") furnished to the Investor, which exceptions shall be deemed to be representations and warranties as if made hereunder:

        2.1    Organization, Good Standing and Qualification.    The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to (i) execute, deliver and perform its obligations under this Agreement and the Amended and Restated Investors' Rights Agreement dated of even date herewith, by and among the Company and the Investors, the form of which is attached hereto as Exhibit B (the "Investors' Rights Agreement"), (ii) to issue and sell the Series E Preferred Stock hereunder, (iii) to issue the Conversion Shares in accordance with the Restated Certificate, (iv) to perform its obligations under the Restated Certificate, and (v) to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

        2.2    Capitalization and Voting Rights.    The authorized capital of the Company will consist immediately prior to the Closing, of:

          (a)    Preferred Stock.    50,000,000 shares of Preferred Stock (the "Preferred Stock"), of which (i) 5,020,000 shares have been designated Series A Preferred Stock (the "Series A Preferred Stock"), 4,988,000 of which are outstanding; (ii) 5,100,000 shares have been designated Series B Preferred Stock (the "Series B Preferred Stock"), 5,074,000 of which are outstanding; (iii) 18,823,000 shares have been designated Series C Preferred Stock (the "Series C Preferred Stock"), 18,745,166 of which are outstanding; (iv) 1,666,666 shares have been designated Series D Preferred Stock (the "Series D Preferred Stock"), 1,666,666 of which are outstanding (which are initially convertible into 2,777,777 shares of Common Stock); (v) 13,888,889 shares have been designated Series D-1 Preferred Stock (the "Series D-1 Preferred Stock"), 13,169,905 of which are outstanding; and (vi) 4,000,000 shares have been designated Series E Preferred Stock (the "Series E Preferred Stock"), none of which will be outstanding prior to the Closing, and up to all of which may be sold pursuant to this Agreement. The rights, privileges and preferences of the Preferred Stock will be as stated in the Company's Restated Certificate.

          (b)    Common Stock.    120,000,000 shares of common stock, par value $0.01 ("Common Stock"), of which 11,158,392 shares are issued and outstanding.

          (c)   The outstanding shares of Common Stock and Preferred Stock are all duly and validly authorized and issued, fully paid and nonassessable, and were issued in accordance with the registration or qualification provisions of the Securities Act of 1933, as amended (the "Act") and any relevant state securities laws, or pursuant to valid exemptions therefrom.

          (d)   Except for (A) the conversion privileges of the Preferred Stock, (B) the rights provided in Section 2.5 of the Investors' Rights Agreement, (C) currently outstanding warrants to purchase 4,000 shares of Series A Preferred Stock, (D) currently outstanding warrants to purchase 4,000 shares of Series B Preferred Stock, (E) currently outstanding warrants to purchase 45,000 shares of Series C Preferred Stock, (F) a currently outstanding warrant to purchase 48,611 shares of Series D-1 Preferred Stock, and (G) currently outstanding options to purchase 7,187,436 shares of Common Stock granted to employees, directors, board members, consultants and service providers, there are not outstanding any options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock. In addition to the aforementioned options, the Company has reserved an additional 969,493 shares of its Common Stock for issuance upon exercise of options to be granted in the future under the Company's 1997 Stock Plan. Except for the provisions of the Restated Certificate, the Investors' Rights Agreement and of that certain Amended and Restated Stockholders' Voting Agreement dated as of January 25, 1999 by and among the Company and the other parties listed therein, the Company is not a party or subject to any agreement or understanding, and, to the best of the Company's knowledge, there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of the Company. No stock plan, stock purchase, stock option or other agreement or understanding between the Company and any holder of any equity securities or rights to purchase equity securities provides for acceleration or other changes in the vesting provisions of such agreement or understanding as the result of any merger, consolidated sale of stock or assets, change in control or any other similar transaction(s) by the Company.

        2.3    Subsidiaries.    The Company does not presently own or control, directly or indirectly, any interest in any other corporation, association or other business entity, other than Theravance East, Inc., a Delaware corporation and a direct wholly-owned subsidiary of the Company. The Company is not a participant in any joint venture, partnership, or similar arrangement.

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        2.4    Authorization.    All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the Investors' Rights Agreement (collectively, the "Transaction Documents"), the performance of all obligations of the Company hereunder and thereunder, and the authorization, issuance (or reservation for issuance), sale and delivery of the Series E Preferred Stock being sold hereunder and the Common Stock issuable upon conversion of the Series E Preferred Stock has been taken or will be taken prior to the Closing, and the Transaction Documents constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Investors' Rights Agreement may be limited by applicable federal or state securities laws.

        2.5    Valid Issuance of Preferred and Common Stock.    The Series E Preferred Stock that is being purchased by the Investor hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under the Transaction Documents and under applicable state and federal securities laws. The Common Stock issuable upon conversion of the Series E Preferred Stock purchased under this Agreement has been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Restated Certificate, will be duly and validly issued, fully paid, and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under the Transaction Documents and under applicable state and federal securities laws. The Series E Preferred Stock that is being purchased by the Investor hereunder, and the Common Stock issuable upon conversion of such Series E Preferred Stock is not subject to preemptive rights or rights of first refusal that have not been waived or complied with. The outstanding Series A, Series B, Series C, Series D and Series D-1 Preferred Stock was duly and validly issued, fully paid, and is nonassessable. The Common Stock issuable upon conversion of the outstanding Series A, Series B, Series C, Series D and Series D-1 Preferred Stock has been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Restated Certificate, will be duly and validly issued, fully paid, and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under the documents executed in connection with the sale of the Series A, Series B, Series C, Series D and Series D-1 Preferred Stock and under applicable state and federal securities laws. The outstanding Series A, Series B, Series C, Series D and Series D-1 Preferred Stock and the Common Stock issuable upon conversion of such Preferred Stock is not subject to preemptive rights or rights of first refusal that have not been waived or complied with.

        2.6    Governmental Consents.    No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except (i) a filing under the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) the filing of the Restated Certificate with the Secretary of State of Delaware; and (iii) certain post-closing filings as may be required pursuant to federal securities laws and under the "Blue Sky" laws of the various states.

        2.7    Offering.    Subject in part to the truth and accuracy of the Investor's representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Series E Preferred Stock and the Conversion Shares as contemplated by this Agreement are exempt from the registration requirements of any applicable state and federal securities laws, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

        2.8    Litigation.    There is no action, suit, proceeding or investigation pending or, to the Company's knowledge, currently threatened against the Company that questions the validity of the Transaction

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Documents, or the right of the Company to enter into such agreements, or to consummate the transactions contemplated hereby or thereby, or if determined adversely, might result, either individually or in the aggregate, in (i) any material adverse changes in the assets or business of the Company, financially or otherwise or (ii) any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for the foregoing. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or that the Company intends to initiate.

        2.9    Patents and Trademarks.    The Company owns, or has rights to use pursuant to a valid license, all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes necessary for its business as now conducted. There are no outstanding options, licenses or agreements of any kind relating to the foregoing proprietary rights, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase of "off the shelf" or standard products. The use, modification, licensing, sublicensing, sale, or any other exercise of rights involving such intellectual property does not infringe any copyright, trade secret, trademark, service mark, trade name, firm name, logo, trade dress, mask work, moral right, other intellectual property right, right of privacy or right in personal data, or to the knowledge of the Company, any patent, of any person. No claims (i) challenging the validity, effectiveness, or ownership by the Company of any of the Company's intellectual property, or (ii) to the effect that the use, reproduction, modification, manufacturing, distribution, licensing, sublicensing, sale or any other exercise of rights in any product, work, technology, service or process as used, provided or offered at any time, or as proposed for use, reproduction, modification, distribution, licensing, sublicensing, sale or any other exercise of rights, by the Company infringes or will infringe on any intellectual property or other proprietary or personal right of any person have been asserted or, to the knowledge of the Company, (A) are threatened by any person nor (B) are there any valid grounds for any bona fide claim of any such kind. To the knowledge of the Company, there is no unauthorized use, infringement or misappropriation of any of the Company's intellectual property by any third party, employee or former employee. The Company's employees are not obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or that would conflict with the Company's business as proposed to be conducted. Neither the execution nor delivery of the Transaction Documents, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed, will, to the best of the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. The Company does not believe it is or will be necessary to utilize any inventions of any of its employees made prior to their employment by the Company unless such inventions are properly assigned to the Company.

        2.10    Compliance with Other Instruments.    The Company is not in violation or default in any material respect of any provision of its Restated Certificate or Bylaws, or in any material respect of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound, or, to the best of its knowledge, of any provision of any statute, rule or regulation applicable to the Company. The execution, delivery and performance of the Transaction Documents, and the consummation of the transactions contemplated hereby and thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license,

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authorization, or approval applicable to the Company, its business or operations or any of its assets or properties.

        2.11    Agreements; Action.

          (a)   Except for agreements explicitly contemplated by the Transaction Documents, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates, or any affiliate thereof.

          (b)   There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or by which it is bound that may involve (i) provisions restricting or affecting the development, manufacture or distribution of the Company's products or services; (ii) obligations (contingent or otherwise) of, or payments to, the Company in excess of $100,000 (other than obligations of, or payments to, the Company arising from agreements entered into in the ordinary course of business); or (iii) indemnification by the Company with respect to infringements of proprietary rights (other than indemnification obligations arising from agreements entered into in the ordinary course of business).

          (c)   The Company has not (i) declared or paid any dividends or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities individually in excess of $1,000,000 or in the aggregate in excess of $5,000,000, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

          (d)   For the purposes of subsection (c) above, all indebtedness and liabilities involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsection.

          (e)   The Company is not a party to and is not bound by any contract, agreement or instrument, or subject to any restriction under its Restated Certificate or Bylaws that adversely affects its business as now conducted or as proposed to be conducted, its properties or its financial condition.

          (f)    The Company has not engaged in the past three (3) months in any discussion (i) with any representative of any corporation or corporations regarding the consolidation or merger of the Company with or into any such corporation or corporations, (ii) with any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company or a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of, or (iii) regarding any other form of acquisition, liquidation, dissolution or winding up of the Company.

        2.12    Related-Party Transactions.    No employee, officer, or director of the Company or member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them. To the Company's knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that employees, officers, or directors of the Company and members of their immediate families may own stock in publicly traded companies that may compete with the Company. No member of the immediate family of any officer or director of the Company is directly or indirectly interested in any material contract with the Company.

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        2.13    Permits.    The Company has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects, or financial condition of the Company, and the Company believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. The Company is not in default in any material respect under any of such franchises, permits, licenses, or other similar authority.

        2.14    Disclosure.    The Company has provided the Investor with all information requested by the Investor in connection with their decision to purchase the Shares, including all information the Company believes is reasonably necessary to make such investment decision. To the Company's knowledge, neither this Agreement, the Investors' Rights Agreement, nor any other statements or certificates made or delivered in connection herewith or therewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

        2.15    Corporate Documents.    Except for amendments necessary to satisfy representations and warranties or conditions contained herein (the form of which amendments has been approved by the Investor), the Restated Certificate and Bylaws of the Company are in the form previously provided to the Investor.

        2.16    Title to Property and Assets.    The Company owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets and has good and marketable title to such property. With respect to the property and assets it leases, the Company is in compliance with such leases and holds a valid leasehold interest free of any liens, claims or encumbrances.

        2.17    Tax Returns, Payments and Elections.    The Company has timely filed all tax returns and reports as required by law. These returns and reports are true and correct in all material respects. The Company has paid all taxes and assessments due, except those contested by it in good faith, if any. The Company has not been advised (a) that any of its federal, state or local returns are being audited as of the date hereof, or (b) of any deficiency in assessment or proposed judgment to its federal, state or other taxes. The Company has no knowledge of any liability of any tax to be imposed upon its properties or assets as of the date of this Agreement that isn't adequately provided for.

        2.18    Environmental Law.    To the Company's knowledge, the Company is not in violation of and has no liability or potential liability under any applicable statute, law, or regulation relating to the environment, and to the best of its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law, or regulation.

        2.19    Proprietary Information and Employment Agreements.    Each current and former employee, officer and consultant of the Company has executed a standard Proprietary Information and Inventions Agreement. The Company is not aware that any of its employees, officers or consultants are in violation thereof, and the Company will use its best efforts to prevent any such violation. The Company has not entered into any employment agreements.

        2.20    Financial Statements.    The Company has made available to the Investor its audited financial statements as of and for the twelve-month period ended December 31, 2001, and its unaudited financial statements for the six-month period ending September 30, 2002 (the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated and with each other except that the unaudited Financial Statements may not contain all footnotes required by generally accepted accounting principles. The Financial Statements fairly present the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject in the case of the

6

unaudited Financial Statements to normal year-end audit adjustments. Except as set forth in the Financial Statements, the Company has no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to the date of the Financial Statements and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate, are not material to the financial condition or operating results of the Company. Except as disclosed in the Financial Statements, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

        2.21    Changes.    Since September 30, 2002 there has not been:

          (a)   any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statement, except changes in the ordinary course of business that have not been, in the aggregate, materially adverse;

          (b)   any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results, prospects or business of the Company (as such business is presently conducted and as it is proposed to be conducted);

          (c)   any waiver by the Company of a valuable right or of a material debt owed to it;

          (d)   any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and that is not material to the assets, properties, financial condition, operating results or business of the Company (as such business is presently conducted and as it is proposed to be conducted);

          (e)   any material change or amendment to a material contract or arrangement by which the Company or any of its assets or properties is bound or subject;

          (f)    any material change in any compensation arrangement or agreement with any employee;

          (g)   any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

          (h)   any resignation or termination of employment of any key employee or officer of the Company; and the Company, to the best of its knowledge, does not know of the impending resignation or termination of employment of any such employee or officer;

          (i)    receipt of notice that there has been a loss of, or material order cancellation by, any major customer of the Company;

          (j)    any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable;

          (k)   any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

          (l)    any declaration, setting aside or payment or other distribution in respect of any of the Company's capital stock, or any direct or indirect redemption, purchase or other acquisition of any of such stock by the Company;

          (m)  to the best of the Company's knowledge, any other event or condition of any character that might materially and adversely affect the assets, properties, financial condition, operating

7

  results or business of the Company (as such business is presently conducted and as it is proposed to be conducted); or

          (n)   any agreement or commitment by the Company to do any of the things described in this Section 2.21.

        2.22    Registration Rights.    Except as required pursuant to the Investors' Rights Agreement, the Company is not presently under any obligation, and has not granted, any rights to register any of the Company's presently outstanding securities or any of its securities that may hereafter be issued.

        2.23    Real Property Holding Corporation.    The Company is not a real property holding corporation within the meaning of Code Section 897(c)(2) and any regulations promulgated thereunder.

        2.24    Labor Agreements.    The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the Company's knowledge, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the Company's knowledge, threatened, that could have a material adverse effect on its business or properties, nor is the Company aware of any labor organization activity involving its employees.

        2.25    Insurance.    The Company maintains in full force and effect such types and amounts of insurance issued by insurers of recognized responsibility insuring the Company with respect to its business and properties, in such amounts and against such losses and risks which are usual and customary in the Company's business as to amount and scope.

        3.    Representations and Warranties of the Investor.    The Investor hereby represents and warrants that:

        3.1    Authorization.    The Investor has full power and authority to enter into the Transaction Documents, and each such Agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Investors' Rights Agreement may be limited by applicable federal or state securities laws.

        3.2    Purchase Entirely for Own Account.    This Agreement is made with the Investor in reliance upon the Investor's representation to the Company, which by the Investor's execution of this Agreement the Investor hereby confirms, that the Series E Preferred Stock to be received by the Investor and the Common Stock issuable upon conversion thereof (collectively, the "Securities") will be acquired for investment for the Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of applicable securities laws. By executing this Agreement, the Investor further represents that the Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

        3.3    Disclosure of Information.    The Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Series E Preferred Stock and the business, properties, prospects and financial condition of the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Investor to rely thereon.

        3.4    Investment Experience.    The Investor is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its

8

investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Series E Preferred Stock. The Investor also represents that it has not been organized for the purpose of acquiring the Series E Preferred Stock.

        3.5    Accredited Investor.    The Investor is an "accredited investor" within the meaning of SEC Rule 501 of Regulation D, as presently in effect.

        3.6    Restricted Securities.    The Investor understands that the Securities it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act, only in certain limited circumstances. In this connection, the Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

        3.7    Further Limitations on Disposition.    Without in any way limiting the representations set forth above, the Investor further agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 3 and the Investors' Rights Agreement provided and to the extent this Section and such agreements are then applicable, and:

          (a)   There is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

          (b)   (i) The Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, including, but not limited to, the name of the transferee, and (ii) if reasonably requested by the Company, the Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company that such disposition will not require registration of such shares under the Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

          (c)   Notwithstanding the provisions of Section 3.2 or Paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by the Investor (i) that is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer by gift, will or intestate succession of any partner to his or her spouse or to the siblings, lineal descendants or ancestors of such partner or his or her spouse, or (ii) to any entity that is not a natural person and is controlled by, controls or is under common control with the Investor, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if he or she were an original Investor hereunder.

          (d)   In addition, Investor agrees that, without the Company's written consent, in no event shall any transfer of Securities by the Investor made prior to the initial public offering of the Company's Common Stock pursuant to an effective registration statement under the Act be effective if the transferee is a direct competitor with the primary business of the Company (as determined in the sole discretion of the Company's Board of Directors). The Company agrees that it shall not unreasonably withhold consent for any transfer by Investor to a member or affiliate of Investor or an affiliate of GlaxoSmithKline PLC.

        3.8    Legends.    It is understood that the certificates evidencing the Securities may bear one or all of the following legends:

          (a)   "These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel

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  satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act."

          (b)   Any legend required by the laws of any state.

        4.    Conditions of Investor's Obligations at Closing.    The obligations of the Investor under subsection 1.1(c) of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective against the Investor if it does not consent thereto:

        4.1    Representations and Warranties.    The representations and warranties of the Company contained in Section 2 shall have been true on and as of the date of this Agreement.

        4.2    Performance.    The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

        4.3    Compliance Certificate.    The Chief Executive Officer of the Company shall deliver to each Investor at the Closing a certificate stating that the conditions specified in Sections 4.1 and 4.2 have been fulfilled.

        4.4    Qualifications.    All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.

        4.5    Proceedings and Documents.    All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investor, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

        4.6    Opinion of Company Counsel.    The Investor shall have received from Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, counsel for the Company, an opinion, dated as of the Closing, in the form attached hereto as Exhibit C.

        4.7    Investors' Rights Agreement.    The Company and the Investor shall have entered into the Investors' Rights Agreement.

        4.8    Filing of the Restated Certificate.    The Restated Certificate shall have been filed with the Secretary of State of Delaware, and shall not have been amended or modified since the date of filing.

        4.9    HSR Act.    The waiting period applicable to the consummation of the transactions contemplated hereby and by that certain Collaboration Agreement between the Company and the Investor under the HSR Act shall have expired or been terminated and no action by the Department of Justice or Federal Trade Commission challenging or seeking to enjoin the consummation of such transactions shall have been instituted and be pending.

        5.    Conditions of the Company's Obligations at Closing.    The obligations of the Company to the Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by the Investor:

        5.1    Representations and Warranties.    The representations and warranties of the Investor contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

        5.2    Qualifications.    All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with

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the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.

        5.3    Investors' Rights Agreement.    The Company and the Investor shall have entered into the Investors' Rights Agreement.

        5.4    HSR Act.    The waiting period applicable to the consummation of the transactions contemplated hereby and by that certain Collaboration Agreement between the Company and the Investor under the HSR Act shall have expired or been terminated and no action by the Department of Justice or Federal Trade Commission challenging or seeking to enjoin the consummation of such transactions shall have been instituted and be pending.

        6.    Miscellaneous.

        6.1    Survival of Warranties.    The warranties, representations and covenants of the Company and the Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investor or the Company.

        6.2    Successors and Assigns.    Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

        6.3    Governing Law.    This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

        6.4    Counterparts.    This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        6.5    Titles and Subtitles.    The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

        6.6    Notices.    All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, if not, then on the next business day or (c) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. Notwithstanding the foregoing or any provision to the contrary in the Investors' Rights Agreement or the Restated Certificate, the Company agrees that when any notice is given to the Investor, whether under this Agreement, the Investors' Rights Agreement or the Restated Certificate, such notice shall not be deemed to be effectively given until a copy of such notice is transmitted to the Investor via facsimile. All notices and certificates will be addressed to the Investor at the address set forth on the signature page hereto or at such other address as the Company or the Investor may designate by ten (10) days advance written notice to the other parties hereto.

        6.7    Finder's Fee.    The Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which such Investor or any of its officers, partners, employees, or representatives is responsible.

        The Company agrees to indemnify and hold harmless the Investor from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending

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against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

        6.8    Expenses.    Irrespective of whether the Closing is effected, each party shall bear their own costs and expenses incurred with respect to the negotiation, execution, delivery and performance of this Agreement. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the Investors' Rights Agreement or the Restated Certificate, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

        6.9    Amendments and Waivers.    Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.

        6.10    Severability.    If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

        6.11    Confidentiality.    Any confidential information obtained by the Investor pursuant to this Agreement which is labeled or otherwise identified as confidential or proprietary shall be treated as confidential and shall not be disclosed to a third party without the prior written consent of the Company and shall not be used by the Investor for any purpose other than monitoring the Investor's investment in the Company, except that the Investor may disclose such information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company, (ii) to its affiliates, officers, directors, shareholders, members and/or partners in the ordinary course of business or pursuant to disclosure obligation to affiliates, shareholders, members and/or partners; provided that such information is provided to such persons and entities with notice that such information is confidential and should be treated as such, (iii) to any prospective purchaser of the Investor's shares of the Company, provided (in the case of disclosure in clause (iii)) the recipient agrees to keep such information confidential and to use such information solely for evaluation of such proposed purchase, or (iv) as may otherwise be required by law. Notwithstanding the foregoing, such information shall not be deemed confidential for the purpose of enforcement of this Agreement and said information shall not be deemed confidential after it becomes publicly known through no fault of the recipient. The provisions of this Section 6.11 shall be in addition to, and not in substitution for, the provisions of any separate confidentiality agreement executed by the parties hereto; provided that if there is any conflict between the provisions of this Section 6.11 and the more restrictive provisions of such separate confidentiality agreement, the provisions of such separate confidentiality agreement shall prevail.

        6.12    Publicity.    No party or any affiliate of a party shall make, or cause to be made, any publicity, news release or other such general public announcement or make any other disclosure to any third party in respect of this Agreement or the transactions contemplated hereby (including, without limitation, disclosure of Investor's ownership interest in the Company) without the prior written consent of the other parties; provided however, that the foregoing provision is not intended to limit communications deemed reasonably necessary or appropriate by a party or its affiliates to its employees, stockholders, partners, directors, officers, potential investors, accountants and legal counsel who are under an obligation to preserve the confidentiality of the foregoing. Notwithstanding the foregoing provision, the parties and their respective affiliates shall not be prohibited from making any disclosure or release that is required by law, court order, or applicable regulation, or is considered

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necessary by legal counsel to fulfill an obligation under securities laws or the rules of a national stock exchange.

        6.13    Entire Agreement.    This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

        6.14    Waiver of Conflicts.    Each party to this Agreement acknowledges that Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP ("Gunderson Dettmer"), counsel for the Company, has in the past and may continue to perform legal services for certain of the Investors in the purchase of the Company's Series A, Series B, Series C, Series D, Series D-1 and Series E Preferred Stock and other matters. Accordingly, each party to this Agreement hereby (1) acknowledges that they have had an opportunity to ask for information relevant to this disclosure; (2) acknowledges that Gunderson Dettmer represented the Company in the transaction contemplated by this Agreement and has not represented any individual Investor or any individual stockholder or employee of the Company in connection with such transaction; and (3) gives its informed consent to Gunderson Dettmer's representation of certain of the Investors in such unrelated matters and to Gunderson Dettmer's representation of the Company in connection with this Agreement and the transactions contemplated hereby.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

THERAVANCE, INC.

By:	/s/ RICK E WINNINGHAM Rick E Winningham President and Chief Executive Officer

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QuickLinks

COLLABORATION AGREEMENT by and between THERAVANCE, INC. and GLAXO GROUP LIMITED
COLLABORATION AGREEMENT
ARTICLE 1 DEFINITIONS
ARTICLE 2 RIGHTS AND OBLIGATIONS
ARTICLE 3 GOVERNANCE OF DEVELOPMENT AND COMMERCIALIZATION OF PRODUCTS
ARTICLE 4 DEVELOPMENT OF PRODUCTS
ARTICLE 5 COMMERCIALIZATION
ARTICLE 6 FINANCIAL PROVISIONS
ARTICLE 7 PROMOTIONAL MATERIALS AND SAMPLES
ARTICLE 8 REGULATORY MATTERS
ARTICLE 9 ORDERS; SUPPLY AND RETURNS
ARTICLE 10 CONFIDENTIAL INFORMATION
ARTICLE 11 REPRESENTATIONS AND WARRANTIES; COVENANTS
ARTICLE 12 INDEMNIFICATION
ARTICLE 13 PATENTS
Schedule 1.19 Criteria for Theravance New Compounds and Replacement Compounds
Schedule 6.1.2 Preferred Stock Purchase Agreement
THERAVANCE, INC. SERIES E PREFERRED STOCK PURCHASE AGREEMENT December 19, 2002
TABLE OF CONTENTS
THERAVANCE, INC. SERIES E PREFERRED STOCK PURCHASE AGREEMENT